Exhibit 10.15

Execution Version

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

LOAN AGREEMENT

among

AU SOLAR 2, LLC,

a Delaware limited liability company

(as Borrower)

ING CAPITAL LLC

(as Administrative Agent and Collateral Agent)

and

THE LENDERS PARTY HERETO

ING CAPITAL LLC

(as Sole Bookrunner and Sole Syndication Agent)

CIT FINANCE LLC

(as Documentation Agent)

ING CAPITAL LLC, CIT FINANCE LLC,

GOLDMAN SACHS LENDING PARTNERS LLC

(as Joint Lead Arrangers)

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

(as Senior Managing Agent)

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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5.6	Books, Records, Access	58

5.7	Preservation of Rights; Further Assurances	58

5.8	Taxes and Other Government Charges	59

5.9	Compliance With Laws; Instruments, Etc	59

5.10	Indemnification	59

5.11	Collection Account	61

5.12	Compliance with Sanctioned Persons Laws and Anti-Terrorism Laws	61

5.13	Separateness Provisions; Required Provisions in LLC Agreement	62

5.14	Interest Rate Protection	63

ARTICLE 6	NEGATIVE COVENANTS OF BORROWER

6.1	Interest Rate Coverage Ratio	63

6.2	[Reserved.]	63

6.3	Limitations on Liens	63

6.4	Indebtedness	63

6.5	Sale or Lease of Assets	63

6.6	Changes	64

6.7	Distributions	64

6.8	Investments	64

6.9	Federal Reserve Regulations	65

6.10	Dissolution	65

6.11	Amendments; Other Agreements	65

6.12	Name and Location; Fiscal Year	65

6.13	Assignment	66

6.14	Transfer of Equity Interest	66

6.15	Accounts	66

6.16	Transaction with Affiliates	66

ARTICLE 7	ACCOUNTS; APPLICATION OF FUNDS

7.1	Accounts; Application of Funds in Accounts	66

ARTICLE 8	EVENTS OF DEFAULT; REMEDIES

8.1	Events of Default	66

8.2	Remedies	68

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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ARTICLE 9	THE AGENTS; AMENDMENTS; ASSIGNMENTS

9.1	Appointment, Powers and Immunities	69

9.2	Reliance by Agent	70

9.3	Non Reliance; Other Roles	70

9.4	Defaults	71

9.5	Indemnification	71

9.6	Successor Agent	72

9.7	Authorization	72

9.8	Other Rights and Powers of Agent	73

9.9	Amendments	73

9.10	Withholding Tax	75

9.11	[Reserved.]	75

9.12	[Reserved.]	75

9.13	Participations	75

9.14	Assignments	76

9.15	[Reserved.]	79

9.16	Assignability to Federal Reserve Bank or Central Bank	79

9.17	[Reserved.]	79

9.18	Exercise of Discretion	79

ARTICLE 10	MISCELLANEOUS

10.1	Addresses; Notices	80

10.2	Right to Set-Off	82

10.3	Delay and Waiver	82

10.4	Costs, Expenses and Attorney’s Fees	82

10.5	[Reserved.]	83

10.6	Entire Agreement	83

10.7	Governing Law	83

10.8	Severability	83

10.9	Headings	83

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

- iii -

10.10	Accounting Terms	84

10.11	[Reserved.]	84

10.12	No Partnership, Etc	84

10.13	[Reserved.]	84

10.14	Waiver of Jury Trial	84

10.15	Consent to Jurisdiction; Service of Process	84

10.16	Interest Rate Limitation	85

10.17	Successors and Assigns	85

10.18	Patriot Act, “Know Your Customer” Compliance	86

10.19	Binding Effect; Counterparts	86

10.20	Confidentiality	86

10.21	Survival of Agreements	88

10.22	Amendments upon Termination of Master Lease	88

10.23	Conduit Lenders	88

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

- iv -

INDEX OF EXHIBITS

Exhibit A	Form of Note

Exhibit B	Form of Borrowing Notice

Exhibit C	Form of Withholding Certificate (Portfolio Interest)

Exhibit D	Form of Assignment and Acceptance

Exhibit E	Form of Incremental Loan Commitment Increase Notice

Exhibit F	Form of Increasing Incremental Lender Confirmation

Exhibit G	Form of New Lender Accession Agreement

Exhibit H	Form of Independent Engineer Certificate

INDEX OF SCHEDULES

Schedule 3.1(m)	Existing Bank Account

Schedule 5.13	Separateness Provisions

INDEX OF ANNEXES

Annex 1	Account Information

Annex 2	Lenders/Lending Office

Annex 3	Schedule of Lender Commitments

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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LOAN AGREEMENT

This LOAN AGREEMENT, dated as of May 23, 2014 (this “Agreement”), is made by and among AU SOLAR 2, LLC, a Delaware limited liability company (“Borrower”), each of the lenders that is a signatory to this Agreement identified as a “Lender” on the signature pages to this Agreement and listed on Annex 2 or that shall become a “Lender” under this Agreement pursuant to the terms of this Agreement (individually, a “Lender” and, collectively, the “Lenders”), ING CAPITAL LLC, as the administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), ING CAPITAL LLC, as the collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent” and, together with the Collateral Agent, the “Agents”), ING CAPITAL LLC, as sole bookrunner and sole syndication agent (the “Sole Bookrunner and Syndication Agent”), CIT FINANCE LLC, as documentation agent (the “Documentation Agent”), ING CAPITAL LLC, CIT FINANCE, LLC, and GOLDMAN SACHS LENDING PARTNERS LLC, as joint lead arrangers (the “Joint Lead Arrangers”), and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as senior managing agent (the “Senior Managing Agent”).

WHEREAS, Borrower has requested that the Lenders make loans to Borrower to monetize a portion of the future Periodic Rent, certain Customer Payments and certain other payments to be received by the Borrower under the Master Lease and Customer Agreements, respectively, with respect to certain Projects, on the terms, and subject to the conditions, set forth herein; and

WHEREAS, the Lenders are willing to make such loans upon the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the agreements herein and in the other Financing Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Except as otherwise expressly provided, capitalized terms used in this Agreement and its exhibits and schedules shall have the meanings set forth below:

“Accounts” has the meaning given in the Depositary Agreement.

“Additional Loan” has the meaning given to such term in Section 2.1(a)(D).

“Administrative Agent” has the meaning given in the introductory paragraph of this Agreement.

“Administrative Questionnaire” means an administrative questionnaire in the form supplied by the Administrative Agent.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Advance Rate” means [***]%.

“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

“Agents” has the meaning given in the introductory paragraph of this Agreement.

“Agreement” has the meaning given in the introductory paragraph of this Agreement.

“Agreement Value” means, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Borrower would be required to pay if such Hedging Agreement were terminated on such date.

“Anti-Terrorism Laws” means any Federal laws of the United States of America relating to terrorism or money laundering, including but not limited to, Executive Order 13224, the regulations administered by OFAC, the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the Patriot Act, the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), and the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.).

“Applicable Interest Rate” means (a) for any LIBO Loan, during each Interest Period applicable thereto, the per annum rate equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin or (b) for any Base Rate Loan, during each Interest Period applicable thereto, the per annum rate equal to the sum of the Base Rate for such Interest Period plus the Applicable Margin.

“Applicable Margin” means (i) from the Closing Date until the 18-month anniversary of the Closing Date, 3.00% per annum, (ii) from the 18-month anniversary of the Closing Date until the 21-month anniversary of the Closing Date, 3.25% per annum, and (iii) from and after the 21-month anniversary of the Closing Date, 4.00% per annum.

“Applicable Permit” means any Permit, including any zoning, environmental protection, pollution, sanitation, FERC, any State public utility commission, safety, siting or building Permit (a) that is material or necessary at any given time in light of the operation of any Project that is subject to the Master Lease to operate, maintain, repair, own or use any such Project as contemplated by the Operative Documents, to sell electricity or renewable energy credits, “green tags” or other like environmental credits or benefits therefrom, to enter into any Operative Document or to consummate any transaction contemplated thereby.

“Asset Sale” means the disposition of property by the Borrower (excluding any such disposition permitted by Section 6.5(b) and (c)).

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit D or such other form as shall be approved by the Administrative Agent.

“Assignment and Assumption Agreement” has the meaning given to such term in the Master Lease.

“Availability Period” means a period commencing on the Closing Date and ending on the earlier of (A) the date when the Commitments have been utilized for Borrowings and (B) February 28, 2015.

“Bankruptcy Event” shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, State or other applicable law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) an involuntary case shall be commenced seeking the liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceeding shall be commenced against such Person under any other applicable federal, State or other applicable law and (i) the petition commencing the involuntary case is not timely controverted; (ii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing; (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within sixty (60) days; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or of all or a part of its property, shall have been entered; or (g) any other similar relief shall be granted against such Person under any federal, State or other applicable law.

“Bankruptcy Law” means Title 11, United States Code, and any other State or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00%, (c) the sum of (i) the LIBO Rate for a one month interest period commencing on such day plus (ii) 1.00% and (d) 0.00% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Administrative Agent shall notify Borrower and the Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Base Rate Loan” means any Loan that bears interest at rates based upon the Base Rate.

“Benefited Lender” has the meaning given in Section 2.5(b).

“Borrower” has the meaning given in the introductory paragraph of this Agreement.

“Borrower Expenses” means the sum of (a) operation and maintenance expenses of the Borrower, determined at $[***] per kW (escalating at [***]% per annum) of installed nameplate capacity, prorated for any capacity not available for a full year, (b) administrative expenses of the Borrower, determined at $[***] per kW of installed nameplate capacity and (c) insurance (including property and business interruption insurance) expenses of the Borrower determined at a price per kW of installed nameplate capacity based on the premiums at the time of a Borrowing for a Current Project as set forth in the Sizing Model.

“Borrower Materials” has the meaning given in Section 10.1(d).

“Borrower’s Knowledge” means the actual knowledge of any Responsible Officer of Borrower of (x) a fact, condition or circumstance or (y) a fact, condition or circumstance which would cause a reasonably prudent person to conduct further inquiry and such further inquiry has been made.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of LIBO Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means that date on which a Borrowing occurs.

“Borrowing Notice” has the meaning given in Section 2.1(a)(iii).

“Breakage Event” has the meaning given in Section 2.7.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York or California; provided that when used in connection with a Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Adequacy Requirement” has the meaning given in Section 2.6(b).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Certificate of Acceptance” has the meaning given to such term in the Master Lease.

A “Change in Control” shall be deemed to have occurred if:

(a) SolarCity (or any successor entity thereto) shall cease to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding equity interests in Member; or

(b) Member shall cease to directly own, beneficially and of record, 100% of the issued and outstanding equity interests in Borrower.

“Change of Law” means, after the Closing Date, the (i) occurrence of any adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or (ii) compliance by any Lender or Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority, that, in each such case, makes it unlawful or impossible for any Lender to make or maintain any Loan; for the avoidance of doubt, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning given in Section 10.16.

“Closing Certificate” has the meaning given to such term in the Master Lease.

“Closing Date” means the date when each of the conditions precedent listed in Section 3.1 has been satisfied (or waived in writing by the Agents and the Lenders).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, with respect to a Collateral Document, all property which is subject or is intended or required to become subject to the security interests or Liens granted by such Collateral Document.

“Collateral Agent” has the meaning given in the introductory paragraph of this Agreement.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Collateral Documents” means the Depositary Agreement, NDA, the Member Pledge, the Security Agreement and any other security documents, financing statements and other documentation filed or recorded in connection with the foregoing.

“Collection Account” has the meaning given in the Depositary Agreement.

“Commercial Project” has the meaning given to such term in the Master Lease.

“Commitment Fees” has the meaning given in Section 2.3(a).

“Commitment” means, at any time with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as a maximum aggregate principal amount of the Loans to be made by such Lender hereunder as such amount may be (a) reduced from time to time pursuant to Section 2.2(c), (b) reduced or modified from time to time pursuant to assignments by or to such Lender pursuant to Section 9.14 or (c) increased pursuant to Section 2.10. The initial amount of each Lender’s Commitment is set forth in Annex 3 hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Communications” has the meaning given in Section 10.1(c).

“Completion Certificate” means that certificate delivered by Borrower to the Lessee pursuant to Section 6.3(a)(ii) of the Master Lease.

“Contingent Rent” means the additional payment that may be paid by Lessee to Borrower pursuant to Section 3.3(f) of the Master Lease.

“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and so designated by such Lender.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Credit Support Event” means the event where (a) the [***] Guarantee has been terminated (pursuant to a written notice of termination as provided therein) more than thirty (30) days prior to the closing date for a Lease Tranche under the Master Lease and (b) the Lessee has not provided a Master Lease Letter of Credit in accordance with the requirements of Section 6.8 of the Master Lease.

“Credit Support Liquidated Damages” means, with respect to a Lease Tranche, an amount equal to the difference between (a) the amount of Rent Prepayments received by Borrower for such Lease Tranche as a result of a Credit Support Event pursuant to Section 3.2(c)(iii) of the Master Lease and (b) the amount of Rent Prepayments that would have been received for such Lease Tranche pursuant to Section 3.2(c)(ii) of the Master Lease.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Current Project” refers to a Project subject to the Master Lease for which a Borrowing Notice has been delivered to the Administrative Agent.

“Customer Agreement” has the meaning given to such term in the Master Lease.

“Customer Buyout” means a Host Customer’s exercise of any purchase option at a given price or termination value in accordance with its Customer Agreement.

“Customer Payments” means all payments made by the Host Customers in accordance with its Customer Agreement.

“Customer Prepay” means a Host Customer’s exercise of any right under its Customer Agreement to prepay all of its obligations thereunder for the remainder of the term set forth therein.

“Debt” of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Debt of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (l) all obligations of such Person as an account party in respect of letters of credit and (m) all obligations of such Person in respect of bankers’ acceptances. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner.

“Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default under this Agreement.

“Default Rate” means, with respect to the Loans, the interest rate per annum equal to the Applicable Interest Rate plus 2.0% per annum.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Defaulting Lender” means any Lender that (a) has failed to fund all or any portion of its Proportionate Share of the Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more of the conditions precedent set forth in Sections 3.1 and 3.2 with respect to the relevant Borrowing have not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a public proceeding under Bankruptcy Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state, federal or national regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Depositary” means The Bank of New York Mellon.

“Depositary Agreement” means the Depositary Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and the Depositary.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Discharge Date” means the date when the outstanding Obligations have paid in full in cash, all Commitments have been terminated and each of the Financing Documents entered into by the Loan Parties have been terminated or novated such that none of the Loan Parties continue to have any obligations thereunder. For the purpose of this definition, indemnification or similar obligations which by their terms survive the payment of the Obligations and for which no claim is pending as of the date of payment shall not constitute “Obligations” under the Financing Documents.

“Documentation Agent” has the meaning given in the introductory paragraph of this Agreement.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Draw Group” means a group of Current Projects for which a Borrowing Notice has been submitted.

“Early Buyout Event Amounts” means the Termination Value (net of any Lessor Section 467 Loan Balance attributable to the PV Systems subject to the Early Buyout Event), outstanding Rent and remaining Host Customer or other proceeds received by Borrower from Lessee in accordance with Section 10.3 of the Master Lease, net of taxes paid or reasonably estimated to be payable by Borrower as a result thereof.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate or a Related Fund of a Lender (other than Borrower, Lessee, Lessee Guarantor, or any of their respective Affiliates) and (iii) any other Person (other than Borrower, Lessee, Lessee Guarantor or any of their respective Affiliates or a natural person).

“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages, penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter “Hazard Claims”), including (a) any and all Hazard Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Hazard Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release of Hazardous Substances or arising from injury to health, safety or the environment.

“Environmental Law” means any and all federal, State, regional and local statutes, laws (including common law), regulations, ordinances, judgments, orders, codes or injunctions pertaining to the environment, human health or safety, or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder, and decisional law of

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

any Governmental Authority, as each of the foregoing may be amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, commitment, preemptive rights or agreements of any kind (including any members’ or voting agreements) entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by the Borrower or any member of its Controlled Group from an ERISA Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any member of its Controlled Group from a Multiemployer Plan or notification that a Multiemployer Plan is in “reorganization” (within the meaning of Section 4241 of ERISA), “insolvency” (within the meaning of Section 4245 of ERISA) or “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of an ERISA Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate an ERISA Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any member of its Controlled Group; (g) the failure by the Borrower or an ERISA Affiliate to meet the funding requirements of Section 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any ERISA Plan, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any ERISA Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan; (i) a determination that any ERISA Plan is, or is expected to be in “at-risk” status (as defined in Section 303(i) of ERISA or Section 430(i) of the Code); or (j) any other event in connection with an ERISA Plan or Multiemployer Plan which, directly or indirectly, could reasonably be expected to subject the Borrower to any material liability under any statute, regulation or governmental order or which could obligate the Borrower or any member of their Controlled Group to indemnify any Person against such liability incurred under any such statute, regulation or order.

“ERISA Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is both (a) maintained by Borrower or any member of the Controlled Group, or to which any of them contributes or is obligated to contribute, for its employees or has made, or

Trapper Loan Agreement

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was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

“Event of Default” and “Events of Default” have the meanings given in Section 8.1.

“Event of Total Loss Amounts” means the Termination Value (net of the Lessor Section 467 Loan Balance attributable to the PV Systems subject to the Event of Loss), outstanding Rent and remaining Host Customer proceeds and insurance proceeds received by Borrower from Lessee in accordance with Section 9.1 of the Master Lease, net of taxes paid or reasonably estimated to be payable by Borrower as a result thereof.

“Excess Cash Flow” means amounts on deposit in the Collection Account on a Scheduled Payment Date after payment of amounts set forth in Section 5.1(b)(i) through (v) of the Depositary Agreement.

“Existing Bank Account” means Borrower’s account identified on Schedule 3.1(m).

“FDIC” means the Federal Deposit Insurance Corporation and its successors.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” means the ING Fee Letter, the Participation Fee Letter and any other fee letter entered into by Borrower and one or more Agents or Lenders in connection with this Agreement (including in connection with an increase in Commitments in accordance with Section 2.10).

“Fees” refers to all fees, costs and expenses, including the ING Fees, the Participation Fees and the Commitment Fees, payable in accordance with the Financing Documents.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“Financing Documents” means this Agreement, the Notes, the Collateral Documents, the Permitted Swap Agreements and the Fee Letters, and any other documents, agreements or instruments entered into in connection with any of the foregoing.

Trapper Loan Agreement

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“Fund Expense Balance” means $[***] per annum, escalating on each anniversary of the first Scheduled Payment Date by an amount per annum equal to [***]% of the Fund Expense Balance from the prior year.

“Funded Project” refers to any Project against which a Loan has been advanced in accordance with the terms of this Agreement.

“GAAP” means (i) generally accepted accounting principles in the United States of America consistently applied or (ii) upon mutual agreement of the parties, internationally recognized generally accepted accounting principles, consistently applied.

“[***] Lender” has the meaning given in Section 9.9(d)(ii).

“Governmental Authority” means any national, State or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, FERC, the relevant State commissions, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy requirement or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing having the force of law by, any Governmental Authority, whether now or hereafter in effect.

“[***] Guarantee” means the Guarantee, dated as of [***], 2014, by the Lessee Guarantor in favor of Borrower, as may be amended, supplemented, or reaffirmed from time to time.

“[***] Security Agreement” means the Security Agreement, dated as of [***], 2014, between Lessee, as grantor, and Borrower, as grantee, as may be amended or supplemented from time to time.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment of such Debt or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation.

Trapper Loan Agreement

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“Hazardous Substances” means any hazardous substances, pollutants, contaminants, wastes, or materials (including petroleum (including crude oil or any fraction thereof), petroleum wastes, radioactive material, hazardous wastes, toxic substances, or asbestos or any materials containing asbestos) designated, regulated, or defined under or with respect to which any requirement or liability may be imposed pursuant to any Environmental Law.

“Hedging Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Host Customer” means a customer under a Customer Agreement relating to any Project subject to the Master Lease.

“Incentives” has the meaning given to the term “Government Incentives” in the Master Lease.

“Increasing Incremental Lender Confirmation” has the meaning given in Section 2.10(b).

“Incremental Loan Amount” has the meaning given in Section 2.10(a).

“Incremental Loan Commitment Increase” has the meaning given in Section 2.10(a).

“Incremental Loan Commitment Increase Notice” has the meaning given in Section 2.10(a).

“Incremental Loan Increase Date” has the meaning given in Section 2.10(a).

“Indemnitee” has the meaning given in Section 5.10(a).

“Independent Engineer” means [***].

“Independent Member” means an individual who has not been at any time during the five years preceding such initial designation: (a) a direct or indirect owner of any equity interest in, or member (with the exception of serving as the Independent Member), officer, employee,

Trapper Loan Agreement

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director, manager or contractor, bankruptcy trustee, attorney or counsel of, Borrower or any of its respective Affiliates; (b) a creditor, customer, supplier (other than a supplier of registered agent or registered office services), or other Person who derives any of its purchases or revenues from its business activities with the Borrower or any of its respective Affiliates (other than any fee paid for its services as Independent Member); (c) an Affiliate of the Borrower excluded from serving as Independent Member under clause (a) or (b) of this definition; (d) a member of the immediate family by blood or marriage of any Person excluded from being an Independent Member under clause (a) or (b) of this definition; or (e) a Person who received, or a member or employee of a firm or business that received, fees or other income from the Borrower or any of its Affiliates in the aggregate in excess of five percent (5%) of the gross income, for any applicable year, of such Person; provided, however, that notwithstanding the foregoing, for the purposes of clause (a), an equity interest shall be deemed to exclude de minimis or otherwise immaterial holdings of equity interests of an Affiliate of the Borrower which are traded on public stock exchanges. The initial Independent Member is Jennifer Schwartz.

“Information” has the meaning given in Section 10.20.

“ING” means ING Capital LLC.

“ING Fee Letter” means that certain letter agreement, dated of even date herewith, by and among the Borrower, SolarCity and ING.

“ING Fees” has the meaning given in Section 2.3(b).

“Initial Hedge” means a Hedging Agreement, in form and substance reasonably satisfactory to the Lenders (such agreement not to be unreasonably withheld), with one or more of the Lenders or Affiliates thereof, relating to an underlying swap transaction with the following terms: (a) a notional amount of at least [***] Dollars ($[***]), (b) an effective date of [***], 2015, (c) a termination date of [***], 2025, and (d) a fixed rate which is the sum of (x) the at-the-money forward, and (y) an out-of-the money strike (which as of the Closing Date is targeted at approximately [***] percent ([***]%)) at a level that protects the loan-to-collateral value against rate increases beyond a [***]% loan-to-value. The Initial Hedge shall be (i) an automatically cash settled product that, for the avoidance of doubt, does not give the Borrower any rights, or creates any obligations, to enter into the underlying swap transaction, (ii) is payable in full by SolarCity on the trade date, (iii) without any recourse to the Borrower and (iv) unsecured and not guaranteed by the Borrower. Any replacement of an Initial Hedge pursuant to Section 5.14 shall constitute an “Initial Hedge” for purposes of this Agreement and the other Financing Documents.

“Initial Loan” has the meaning given to such term in Section 2.1(a)(D).

“Interest Period” means, with respect to any Borrowing, the period commencing on the date of such Borrowing and ending on the next Scheduled Payment Date, and thereafter, the period from and including any Scheduled Payment Date and ending on (but excluding) the next succeeding Scheduled Payment Date; provided, that if such Borrowing occurs prior to the first

Trapper Loan Agreement

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Scheduled Payment Date hereunder, the Interest Period shall be the period commencing on the date of such Borrowing until (but excluding) the first Business Day of the following month, and thereafter until the first Scheduled Payment Date, the period commencing on the first Business Day of every month until (but excluding) the first Business Day of the following month. No Interest Period for any Loan shall extend beyond the Loan Maturity Date.

“Interest Rate Coverage Ratio” means, as of a Quarterly Date, for any trailing 12 month period ending on a Quarterly Date (or if shorter, such period from the Closing Date to such Quarterly Date), the ratio of: (a) Revenues less Operating Expenses to (b) the aggregate outstanding interest and Commitment Fees due and payable under the Loans during such trailing 12 month period, through and including such Quarterly Date (or if shorter, such period from the Closing Date through and including such Quarterly Date); provided, that so long as the Master Lease is in full force and effect, the Operating Expenses for purposes of this calculation shall be $0.

“Investment Grade Host Customer” has the meaning given to such term in the Master Lease.

“Joint Lead Arrangers” has the meaning given in the introductory paragraph of this Agreement.

“Lease Supplement” has the meaning given to such term in the Master Lease.

“Lease Tranche” has the meaning given to the term “Tranche” in the Master Lease.

“Legal Requirements” means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation including any Governmental Rule, any requirement or obligation under a Permit, and any determination of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” means, at any time, each Lender which has a Commitment, as set forth on Annex 3, or Loan outstanding at such time.

“Lending Office” means the office in the United States of America designated as such beneath the name of such Lender on Annex 2 or such other office of such Lender as such Lender may specify in writing from time to time to the Administrative Agent and Borrower in accordance with this Agreement.

“Lessee” means [***], a Delaware limited liability company.

“Lessee Guarantor” means [***].

“Lessor Section 467 Loan Balance” has the meaning given to such term in the Master Lease.

Trapper Loan Agreement

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“LIBO Loan” means any Loan that bears interest at rates based upon the LIBO Rate.

“LIBO Rate” means, for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates) for a period equal to one-month; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period; provided, further, that the LIBO Rate shall be at least 0.0% per annum.

“Lien” on any asset means any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant by Borrower, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of May 23, 2014.

“Loan” and “Loans” means such advances as Borrower may request under the Total Loan Commitment during the Availability Period pursuant to Section 2.1(a).

“Loan Maturity Date” means May 23, 2016.

“Loan Parties” means the Member and Borrower.

“Loan Tranche” means the Loan with respect to a Draw Group provided with respect to each Borrowing Notice.

“Maintenance Services Agreement” has the meaning given to such term in the Master Lease.

“Majority Lenders” means, at any time, Lenders holding Loans and unused Commitments representing 66.67% or more of the sum of unused Commitments and the Loans then outstanding. The Loans and unused Commitments of any Defaulting Lender shall be disregarded in determining the Majority Lenders at any time.

Trapper Loan Agreement

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“Margin Stock” has the meaning given to such term in Regulation U.

“Master Lease” means the Master Lease Agreement, dated as of [***], 2014, by and between the Borrower and the Lessee, as may be amended or supplemented from time to time.

“Master Lease Letter of Credit” means any letter of credit issued and delivered by Lessee under Section 6.8 of the Master Lease and complying with the terms thereof.

“Master Lease Incentives” means any Incentives received by Borrower prior to the expiration or termination of the Master Lease.

“Material Adverse Effect” means (a) any event or occurrence that has a material adverse effect on the business, results of operations or condition (financial or otherwise), assets, liabilities or properties of the Borrower; (b) any event or occurrence of whatever nature which would materially and adversely affect the Funded Projects or the ability of any Loan Party to perform its obligations under the Financing Documents to which it is or will be a party; (c) a material adverse effect on the legality, validity or enforceability of any of the Operative Documents or a material impairment of the rights and benefits available to the Secured Parties under any Financing Document; or (d) a material adverse effect on the Liens created under the Financing Documents and the priority thereof.

“Maximum Rate” has the meaning given in Section 10.16.

“Member” means SolarCity AU Holdings, LLC, a Delaware limited liability company.

“Member Pledge” means the Member Pledge and Security Agreement, dated as of even date herewith, between the Member and the Collateral Agent.

“Minimum Commercial Credit Standard” has the meaning given to such term in the Master Lease.

“Minimum Residential Credit Standard” has the meaning given to such term in the Master Lease.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any ERISA Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which Borrower or any member of the Controlled Group is making, or has an obligation to make, contributions, or has made, or has been obligated to make, contributions within any of the preceding five (5) plan years immediately preceding the Closing Date.

“NDA” means the Non-Disturbance Agreement, dated of even date herewith, by and among the Collateral Agent, the Administrative Agent, the Borrower and the Lessee.

Trapper Loan Agreement

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“Net Cash Proceeds” means, in connection with any event or series of related events, the proceeds thereof in the form of cash and cash equivalents received by Borrower in connection therewith, net of reasonable and customary costs, fees and expenses, to the extent actually incurred in connection therewith, and net of taxes (if any), paid or reasonably estimated to be payable by Borrower as a result thereof.

“Net Equity” means an amount equal to the quotient of (i) (x) the aggregate fair market value of the Projects as reported in the applicable Tranche Presentation Certificate (as defined in the Master Lease), or if already delivered under the Master Lease for such Project, the applicable True Up Report, less (y) the sum of (A) the amount of Rent Prepayments made to date for such Projects (net of any credits paid to or received by Lessee under the Master Lease), plus (B) the amount of outstanding Debt of the Borrower, divided by (ii) the aggregate fair market value of the Projects as reported in the applicable Tranche Presentation Certificates, or if already delivered under the Master Lease for a particular Project, the applicable True Up Reports.

“New Lender” has the meaning given in Section 2.10(c).

“New Lender Accession Agreement” means an accession agreement substantially in the form of Exhibit G hereto, among a New Lender, the Borrower and the Administrative Agent and delivered pursuant to Section 2.10(c).

“Non-Leased Customer Agreements” has the meaning given to such term in the Security Agreement.

“Note” and “Notes” has the meanings given in Section 2.1(e).

“Obligations” means and includes, with respect to any Person, all loans, advances, debts and liabilities howsoever arising (and whether arising or incurred before or after any Bankruptcy Event with respect to Borrower or any other Person), owed by such Person to the Agents or the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of this Agreement or any of the other Financing Documents, including all principal, interest, indemnity or reimbursement obligations, fees, charges, expenses, attorneys’ fees and accountants fees chargeable to such Person in connection with its dealings with such Person and payable by such Person under this Agreement or any of the other Financing Documents.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC List” means any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as in effect on the date hereof or as modified by OFAC from time to time, or any similar list issued by OFAC.

Trapper Loan Agreement

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“OFAC Violation” has the meaning assigned to such term in Section 5.12(b).

“Operating Expenses” means, as to Borrower for any period, total cash operating expenses of Borrower for such period.

“Operative Documents” means the Financing Documents and the Project Documents.

“Ordinary Course Settlement Payments” means all regularly scheduled payments due under any Permitted Swap Agreement from time to time, calculated in accordance with the terms of such Permitted Swap Agreement, but excluding, for the avoidance of doubt, any Swap Termination Payments.

“Organizational Documents” means, with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement and any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Other Taxes” has the meaning given in Section 2.4(d)(i).

“Participant Register” has the meaning given in Section 9.13(b).

“Participation Fee” has the meaning given in Section 2.3(c).

“Participation Fee Letter” means that certain letter agreement, dated as of even date herewith, by and among the Borrower, SolarCity, the Administrative Agent, the Joint Lead Arrangers and the Senior Managing Agent.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA PATRIOT Act).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Periodic Rent” means “Periodic Rent” under the Master Lease. For avoidance of doubt, Periodic Rent does not include any Rent Prepayments [***].

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permitted Investments” means (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America; (b) interest-bearing demand or time deposits (including certificates of deposit) which are either (i) insured by the Federal Deposit Insurance Corporation, or (ii) held in banks and savings and loan associations,

Trapper Loan Agreement

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having general obligations rated at least “AA” or equivalent by S&P and at least “Aa2” by Moody’s; (c) obligations of any State or any agency or instrumentality of any of the foregoing which are rated at least “AA” by S&P and at least “Aa2” by Moody’s; (d) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P and Moody’s, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than thirty (30) days from the date of creation thereof; or (e) any money market fund registered under the Federal Investment Company Act of 1940, whose shares are registered under the Federal Securities Act of 1933, and having a rating by money market funds rated at least “AA” by S&P or “Aa2” or better by Moody’s, as long as the portfolio of such money market fund is limited to obligations under sub-paragraph (a).

“Permitted Liens” means (i) Liens of materialmen, mechanics, workers, repairmen or employees arising in the ordinary course of business and not overdue by more than thirty (30) days; (ii) Liens imposed by any Governmental Authority for Taxes not yet due or being contested in good faith and by appropriate proceedings and in respect of which appropriate reserves acceptable to the Administrative Agent have been established in accordance with GAAP; (iii) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which appropriate reserves have been established in accordance with GAAP, bonds or other security have been provided or are fully covered by insurance, in each case, as acceptable to the Administrative Agent; (iv) Liens created under the Financing Documents; (v) Liens of Lessee created under and in compliance with the Master Lease; and (vi) Liens of Host Customers created under and in compliance with Customer Agreements; and (vii) encumbrances consisting of zoning restrictions, licenses, restrictions on use of property or imperfections in title relating to a Funded Project which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or the ability of the Lessee to perform under the Master Lease.

“Permitted Swap Agreements” means any interest rate Hedging Agreement between the Borrower and a Person that is a Permitted Swap Counterparty at the time that such interest rate Hedging Agreement is entered into by, or assigned, to such Person; provided that an Initial Hedge shall not constitute a Permitted Swap Agreement under this Agreement or any of the other Financing Documents.

“Permitted Swap Counterparty” means any Person that is a Lender or Affiliate of a Lender at the time that a Permitted Swap Agreement is entered into by, or assigned to, such Person.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Placed-In-Service” has the meaning given to such term in the Master Lease.

Trapper Loan Agreement

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“Portfolio Report” means the “Quarterly Performance of Portfolio” report delivered under the Maintenance Services Agreement.

“Post-Initial Term Scheduled Payments” means, with respect to any Funded Project, the expected payments to be received from the renewal of the related initial Customer Agreement, assuming that (i) such Customer Agreement (a) is renewed at the end of its initial term at a rate equal to 90% of the rate paid by the related Host Customer under such Customer Agreement, as of the last month of the initial term, and (b) has an annual contract rate escalator that is consistent with its initial term, and (ii) the renewal term for such Customer Agreement extends to the useful life of the related equipment (assuming a useful life of thirty (30) years).

“Prime Rate” means the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Project” has the meaning given to such term in the Master Lease.

“Project Documents” means (a) the Master Lease, (b) the Assignment and Assumption Agreements, (c) the Lease Supplements, (d) the Certificates of Acceptance, (e) the Maintenance Services Agreement, (f) the [***] Guarantee, (g) the SolarCity Guarantee, (h) the [***] Security Agreement and (i) the LLC Agreement.

“Proportionate Share” means, at any time with respect to each Lender, the percentage obtained by dividing the outstanding principal amount of the Loans and Commitments of such Lender at such time by the aggregate outstanding principal amount of all Loans and Commitments of all Lenders at such time.

“PV Draw Amount” means, with respect to any Loan Tranche, the present value of the aggregate scheduled payments of PV System Cash Flows with respect to all Current Projects in the Draw Group being funded by such Loan Tranche, discounted at [***]%, and multiplied by the Advance Rate.

“PV System Cash Flows” means (i) during the term of the Master Lease, the aggregate Periodic Rents (excluding the portion of Periodic Rents attributable to Rebates, SRECs or Host Customer prepayments) payable by Lessee to Borrower and (ii) after the expiration or termination of the Master Lease, (x) the sum of aggregate Customer Payments paid to Borrower plus the aggregate amount of Incentives received by Borrower minus (y) Borrower Expenses.

“Quarterly Date” means a date occurring on the last day of each calendar quarter, commencing with the quarter in which the initial Borrowing Date occurs.

“Register” has the meaning given in Section 9.14(c).

Trapper Loan Agreement

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“Regulation T” means Regulation T of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Fund” means, with respect to any Lender, any fund that invests in bank loans and is managed or advised by such Lender or any Affiliate thereof, by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substances.

“Rent” has the meaning given to such term in the Master Lease.

“Rent Prepayment” has the meaning given to such term in the Master Lease.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsection 13, 14, 16, 1, 19 or 20 or PBGC Reg. Section 2615.

“Representatives” has the meaning given in Section 10.20.

“Required LLC Provisions” has the meaning given in Section 5.13(b).

“Residential Project” has the meaning given to such term in the Master Lease.

“Responsible Officer” means, as to any Person, its president, chief executive officer, chief operating officer, chief financial officer, general counsel or secretary, controller or treasurer, vice president or any managing general partner or managing member of such Person that is a natural person (or any of the preceding with regard to any managing general partner or managing member of such Person that is not a natural person) and responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Borrower.

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“Revenues” means, for any period, (i) the aggregate Periodic Rent paid by Lessee to Borrower during such period and (ii) if a Funded Project is no longer subject to the Master Lease, the sum of (x) the aggregate Customer Payments paid to Borrower for such Funded Project plus (y) the aggregate amount of Incentives received by Borrower for such Funded Project, in each case during such period.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanction(s)” means any comprehensive international economic sanction administered or enforced by the United States Government, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Payment Date” means, with respect to any Loan, (i) the first Business Day of a calendar month after the last day of the previous calendar month, or (ii) if the last day of the previous calendar month is not a Business Day, the second Business Day immediately following the last day of the previous calendar month, as applicable, beginning November 4, 2014.

“Secured Parties” means the Agents, the Lenders, the Depositary and any Permitted Swap Counterparty, if such Permitted Swap Counterparty becomes party to the Depositary Agreement by executing and delivering an accession agreement substantially in the form of Exhibit A to the Depositary Agreement (or becomes party to the Depositary Agreement by operation of law).

“Security Agreement” means the Security Agreement, dated as of even date herewith, between the Borrower and the Collateral Agent.

“Senior Managing Agent” has the meaning given in the introductory paragraph of this Agreement.

“Sizing Model” means, with respect to any Loan Tranche, a model, setting forth, as of the date of the Borrowing Notice for such Loan Tranche delivered pursuant to Section 2.1(a)(iii), the PV Draw Amount and debt service schedule with respect to the Projects related to such Loan Tranche, based on calculations and assumptions in form and substance satisfactory to the Administrative Agent and the Lenders as of the Closing Date.

“SolarCity” means SolarCity Corporation, a Delaware corporation.

“SolarCity Guarantee” means the Limited Guaranty, dated as of February 21, 2014, by SolarCity in favor of Lessee, as may be amended, supplemented or reaffirmed from time to time.

“Sole Bookrunner and Syndication Agent” has the meaning given in the introductory paragraph of this Agreement.

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“SRECs” means renewable energy certificates or credits issued under any state renewable portfolio standard or federal renewable energy standard, pollution allowances, carbon credits and similar environmental allowances or credits and green tag or other reporting rights under Section 1605(b) of The Energy Policy Act of 1992 and any present or future federal, state, or local law, regulation or bill, and international or foreign emissions trading program, but excluding Tax Credits and production tax credits available under Section 45 of the Code.

“State” means (a) any state of the United States of America or (b) the District of Columbia.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Swap Termination Payments” means an amount (if any) payable by the Borrower in connection with an early termination (whether as a result of the occurrence of an event of default or other termination event) of any Permitted Swap Agreement in accordance with the terms thereof and this Agreement; provided, that for the avoidance of doubt, “Swap Termination Payments” shall not include any Ordinary Course Settlement Payments due under such Permitted Swap Agreement except any Ordinary Course Settlement Payments due as a part of such termination payment.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Tax Credit” has the meaning given to such term in the Master Lease.

“Tax Loss” has the meaning given to such term in the Master Lease.

“Taxes” has the meaning given in Section 2.4(d)(i).

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“Termination Value” has the meaning given to such term in the Master Lease.

“Total Loan Commitment” means the aggregate principal amount of the Loans to be made by the Lenders hereunder as such amount may be (a) reduced from time to time pursuant to Section 2.2(c) or (b) increased pursuant to Section 2.10. The initial Total Loan Commitment is One Hundred Twenty-Five Million Dollars ($125,000,000).

“Transfer Prepayment” has the meaning given to such term in the Master Lease.

“Transfer Prepayment Amount” means the Transfer Prepayment received by Borrower from Lessee in accordance with Section 9.3 of the Master Lease.

“True-Up Margin Amount” means, if the aggregate Periodic Rents (excluding the portion of Periodic Rents attributable to Rebates, SRECs or Host Customer prepayments) payable by Lessee to Borrower for a Funded Project used in the calculation of the PV Draw Amount is greater than the aggregate Periodic Rent (excluding the portion of Periodic Rents attributable to Rebates, SRECs or Host Customer prepayments) payable by Lessee to Borrower for such Funded Project as set forth in the True-Up Report applicable to such Funded Project, the amount of such difference multiplied by the Advance Rate; provided, however, that if such difference is [***]%, then the True-Up Margin Amount shall be 0.

“True-Up Report” has the meaning given to such term in the Master Lease.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the LIBO Rate and the Base Rate.

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.

“Upsize Project” means a Project that is subject to the Master Lease and that is not a Funded Project as of March 1, 2015.

“Upsize Rent” means the Periodic Rent received by Borrower for an Upsize Project.

1.2 Rules of Interpretation. Except as otherwise expressly provided, the rules of interpretation set forth below shall apply to this Agreement and the other Financing Documents:

(a) The singular includes the plural and the plural includes the singular. The definitions of terms apply equally to the singular and plural forms of the terms defined.

(b) A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

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(c) A reference to a Person includes its permitted successors and assigns.

(d) The words “include,” “includes” and “including” are not limiting.

(e) A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Agreement shall control.

(f) References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time, provided such amendment, modification or supplement was made in compliance with this Agreement.

(g) The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

(h) References to “days” shall mean calendar days, unless the term “Business Days” shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

(i) The Financing Documents are the result of negotiations between, and have been reviewed by Borrower, the Agents, each Lender and their respective counsel. Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower, the Agents or any Lender.

(j) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “will” and “shall” shall be construed to have the same meaning and effect.

(k) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

(l) Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

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(m) Unless otherwise specified in this Agreement, whenever a payment or performance of an action is required to be made pursuant to this Agreement on a day that is not a Business Day, such payment or performance shall be made on the next succeeding Business Day.

(n) If, at any time after the Closing Date, Moody’s or S&P shall change its respective system of classifications, then any Moody’s or S&P “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

ARTICLE 2

THE CREDIT FACILITY

2.1 Loan Facility.

(a) Loan Facility.

(i) Availability.

(A)	Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make one or more Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount that will not result in such Lender’s Loans exceeding its Commitment.

(B)	Notwithstanding the foregoing, (x) there shall be no more than one (1) Borrowing per month, (y) the total principal amount of Borrowings shall not exceed the Total Loan Commitment and (z) no more than 95% of the Total Loan Commitment may be borrowed prior to the delivery of the final Borrowing Notice.

(C)	Each Borrowing hereunder shall irrevocably reduce the Total Loan Commitment in the amount of such Borrowing.

(D)	The Loans shall consist of two tranches: (x) a tranche in a principal amount not to exceed Sixty Million Dollars ($60,000,000) (the “Initial Loan”) and (y) a tranche in a principal amount not to exceed Sixty Five Million Dollars ($65,000,000) (the “Additional Loan”).

(ii) Loan Sizing. Notwithstanding anything to the contrary in Section 2.1(a)(i), the aggregate amount of each Borrowing shall equal the PV Draw Amount with respect to the applicable Draw Group.

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(iii) Borrowing Notice. Borrower shall request Loans by delivering to the Administrative Agent (for further distribution to the Lenders) an irrevocable written notice in the form of Exhibit B, appropriately completed (a “Borrowing Notice”) by no later than 2:00 p.m., New York time, at least seven (7) Business Days before the requested date of each Borrowing, which shall specify, among other things:

(A)	the amount of the requested Borrowing and attaching a list of the Projects in the Draw Group with respect to which such Borrowing is requested together with copies of the Completion Certificate(s) relating to such Projects;

(B)	that a sufficient amount of the Total Loan Commitment remains available to finance the Loans requested;

(C)	the date of the requested Borrowing, which shall be a Business Day, and wire instructions for disbursement of the Loan proceeds; and

(D)	with respect to the final Borrowing Notice, the amount (and Borrower’s calculation) of any True-Up Margin Amounts to be deducted from proceeds of the requested Borrowing;

provided that with respect to the initial Borrowing, if the Borrowing Notice is delivered prior to the Closing Date, such Borrowing Notice shall be delivered no later than 2:00 p.m., New York time, at least two (2) Business Days before the requested date of such initial Borrowing and Section 2.7 shall not apply to the initial Borrowing requested under such Borrowing Notice.

(iv) Sizing Model. In connection with any Borrowing Notice, the Borrower shall also deliver to the Administrative Agent (no later than the time specified in clause (iii) above with respect to such Borrowing Notice) the applicable Sizing Model with respect to the requested Loan Tranche, which the Administrative Agent shall distribute with the applicable Borrowing Notice to each Lender.

(v) Calculations and Computations. Unless the Administrative Agent has received a written notice from a Lender no later than 12:00 p.m., New York time, at least four (4) Business Days before the requested Borrowing date contesting the Borrower’s calculations in the Sizing Model submitted by the Borrower for the requested Borrowing, the Administrative Agent shall confirm the PV Draw Amount and provide notice thereof to the Borrower and each Lender. If the Administrative Agent receives a written notice from a Lender contesting the Borrower’s calculations in such Sizing Model, it shall inform Borrower, and Borrower may (A) submit an amended Borrowing Notice and

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Sizing Model to the Administrative Agent or (B) by written notice to the Administrative Agent, rescind the Borrowing Notice. The delivery of an amendment to a Borrowing Notice or a rescission of a Borrowing Notice pursuant to this clause (v) shall not be subject to Section 2.7, provided that Borrower delivers such amendment or rescission no later than 12:00 p.m. New York time three (3) Business Days before the requested Borrowing date.

(b) Interest Provisions Relating to Loans.

(i) Interest Rate. Subject to Section 2.4(c), Borrower shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of each Loan from the date of the funding of such Loan until the Loan Maturity Date at the Applicable Interest Rate.

(ii) Interest Payment Dates. Interest on the unpaid principal amount of each Loan shall be payable in arrears on each Scheduled Payment Date with respect to such Loan and upon prepayment of any Loans as and to the extent provided in Section 2.1(g) and at maturity (whether by acceleration or otherwise); provided that interest payable pursuant to Section 2.4(c) shall be payable on demand.

(iii) Interest Computations. All computations of interest on any Borrowing hereunder shall include the first day but exclude the last day of the Interest Period in effect for such Borrowing and shall be based upon a year of 360 days. The Applicable Interest Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(iv) Interest Account and Interest Computations. The Administrative Agent shall record in an account or accounts maintained by the Administrative Agent on its books (A) the Applicable Interest Rate for the Loans; (B) the date and amount of each interest payment on each Loan; and (C) such other information as the Administrative Agent may determine is necessary for the computation of interest payable by Borrower hereunder consistent with the basis hereof.

(v) Continuation of Borrowings. On each Scheduled Payment Date, each Borrowing shall be automatically continued for a one (1) month Interest Period. Each such continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the continued Borrowing.

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(vi) Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Borrowing:

(A)	the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or that reasonable means do not exist for ascertaining the LIBO Rate; or

(B)	the Administrative Agent is advised by Lenders holding Loans and unused Commitments representing 30% or more of the sum of unused Commitments and the Loans then outstanding that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining such LIBO Loans during such Interest Period, then the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Borrowing shall be deemed to be a request for a Base Rate Borrowing. Each determination by the Administrative Agent under this Section 2.1(b)(vi) shall be conclusive absent manifest error.

(c) Principal Payments of Loans. Subject to Section 8.2(c), any remaining unpaid principal, interest, fees and costs payable hereunder or under any other Financing Documents shall be due and payable on the Loan Maturity Date.

(d) [Reserved].

(e) Promissory Notes. If requested by any Lender, the Borrower shall execute and deliver to such Lender a promissory note in the form of Exhibit A (individually, a “Note” and, collectively, the “Notes”), payable to the order of such Lender and in the principal amount of such Lender’s Proportionate Share of the Loans.

(f) Loan Funding.

(i) Notice. The Borrowing Notice together with the applicable Sizing Model shall be delivered to the Administrative Agent in accordance with Section 2.1. The Administrative Agent shall promptly notify each Lender of the date of each requested Borrowing and such Lender’s Proportionate Share of the requested Borrowing.

(ii) Pro Rata Loans. All Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Share, with the Borrowing of Loans to be comprised of a Loan by each Lender equal to such Lender’s Proportionate Share of the Borrowing.

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(iii) Administrative Agent Account. No later than 12:00 p.m., New York time on a date of the requested Borrowing, if the applicable conditions precedent listed in Sections 3.1 and 3.2 have been satisfied or waived, each Lender shall make available the Loans requested in the Borrowing Notice in Dollars and in immediately available funds to the Administrative Agent at its account in the United States identified in Annex 1.

(g) Prepayments.

(i) Voluntary Prepayment of Loans. Borrower may, at its option, prepay all outstanding Loans in whole or in part. Any partial prepayment hereunder shall be in a minimum aggregate amount of One Million Dollars ($1,000,000) and in an integral multiple of One Million Dollars ($1,000,000).

(ii) Mandatory Prepayments. In accordance with Section 2.1(g)(iii), the Borrower shall, (A) after the eighteen (18) month anniversary of the Closing Date, apply Excess Cash Flow to the prepayment of the Loans on a Scheduled Payment Date, (B) upon the occurrence of a Credit Support Event and no later than the next Scheduled Payment Date, apply Credit Support Liquidated Damages to the prepayment of the Loans and (C) no later than the next Scheduled Payment Date, apply 100% of the Net Cash Proceeds received from the following towards the prepayment of the Loans:

(1) during such time a Funded Project is subject to the Master Lease, (w) Event of Total Loss Amounts relating to such Funded Project, (x) the exercise of Lessee’s purchase option pursuant to Section 10.2 of the Master Lease with respect to such Funded Project, (y) Early Buyout Event Amounts relating to such Funded Project and (z) Transfer Prepayment Amounts relating to such Funded Project;

(2) during such time a Funded Project is no longer subject to the Master Lease, (x) payments from a Host Customer in connection with a Customer Buyout with respect to such Funded Project, (y) a Customer Prepay in respect to such Funded Project and (z) condemnation or insurance proceeds due to a total casualty event with respect to such Funded Project;

(3) any Asset Sale, other than as already described in clauses (1) and (2); and

(4) any payment paid to the Borrower under the Initial Hedge in accordance with the terms thereof.

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(iii) Terms of Prepayments.

(A)	Any Loans prepaid or repaid pursuant to this Section 2.1(g) may not be reborrowed.

(B)	Mandatory prepayments of outstanding Loans under this Agreement shall be applied pro rata among the Loan Tranches.

(C)	All voluntary and mandatory prepayments of Loans under this Section 2.1(g) shall be subject to Section 2.7 but shall otherwise be without premium or penalty and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(D)	Any voluntary or mandatory prepayment of Loans under this Section 2.1(g) shall be made simultaneously with, and is conditioned upon, (x) the early termination of Permitted Swap Agreements to the extent that the aggregate notional amount under all such Permitted Swap Agreements would exceed 105% of the aggregate principal amount of the Loans outstanding after giving effect to such prepayment and (y) payment by the Borrower of any amount payable by the Borrower under any such Permitted Swap Agreements as a result of such early termination.

(E)	The Borrower shall give the Administrative Agent at least three (3) Business Days’ notice of any voluntary or mandatory prepayment under this Section 2.1(g); provided, that for mandatory prepayments, the Borrower’s delivery of a withdrawal/transfer certificate pursuant to Section 4.2 of the Depositary Agreement shall constitute such notice. Each notice of prepayment shall (x) specify the prepayment date, (y) with respect to a voluntary prepayment, the Loan Tranche being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid and (z) be accompanied by a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment.

2.2 Commitments.

(a) Commitments. Subject to the terms and conditions set forth herein, each Lender agrees, severally and jointly, to make one or more Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount that will not result in such Lender’s Loans exceeding its Commitment.

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(b) Scheduled Commitment Termination Date. Unless previously terminated, the Commitments shall automatically terminate on the last day of the Availability Period.

(c) Voluntary Termination or Reduction of Commitments. The Borrower may, at any time, terminate, or from time to time reduce, the Commitments provided that each partial reduction of the Commitments shall be in an amount that is One Million Dollars ($1,000,000) or a larger multiple of Five Hundred Thousand Dollars ($500,000).

(d) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under this Section 2.2 at least three (3) Business Days prior to the effective date of such termination and reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.2 shall be irrevocable.

(e) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

2.3 Fees.

(a) Commitment Fee. On each Scheduled Payment Date and on the last day of the Availability Period, Borrower shall pay to the Administrative Agent, for the account of each Lender, a commitment fee (the “Commitment Fees”) equal to [***]% per annum on the average daily unutilized portion of the Commitment of such Lender during the preceding one (1) month period calculated on an actual 365-day year during the period from the immediately preceding Scheduled Payment Date (or from the Closing Date in the case of the first Scheduled Payment Date) until the earlier of (i) the last day of the Availability Period and (ii) the date on which such Commitment is terminated or expires.

(b) ING Fee. On the Closing Date and thereafter, Borrower shall pay to ING, as Sole Bookrunner and Syndication Agent, Administrative Agent and Collateral Agent, such fees in the amount and at the times set forth in the ING Fee Letter (the “ING Fees”).

(c) Participation Fee. On the Closing Date, Borrower shall pay to the Administrative Agent, for the account of each Lender, such fees in the amount set forth in the Participation Fee Letter (the “Participation Fee”).

2.4 Other Payment Terms.

(a) Place and Manner. Except as otherwise provided herein or in the other Financing Documents, Borrower shall make all payments to the Agents and each Lender hereunder on the

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date due to the Administrative Agent, for the account of the respective Lenders to which such payments are owed, at its account in the United States identified in Annex 1 in immediately available Dollars, without deduction, setoff, defense or counterclaim, not later than 2:00 p.m., New York time, on the date on which such payment is due (subject to the provisions of this Agreement). The Administrative Agent will promptly distribute to each Lender its Proportionate Share (or other applicable share due a Lender pursuant to the terms of this Agreement) of such payments. Any payment made after such time on any day shall be deemed to be received on the next Business Day after such payment is received (it being understood that the Administrative Agent, in its sole discretion, may deem payments received after such time on any day to be received on the date due) and any applicable interest or fees shall continue to accrue.

(b) Date. Unless otherwise specified in this Agreement, whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall instead be due on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c) Default Interest. If (i) the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Financing Document, by acceleration or otherwise or (ii) if an Event of Default has occurred and is continuing hereunder, then in the case of clause (i), until such defaulted amount shall have been paid in full or, in the case of clause (ii), from the date of such Event of Default and for so long as such Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Financing Documents shall bear interest at the Default Rate. Such Default Rate shall apply automatically without the need for any notice from the Administrative Agent or any Lender; provided that the foregoing shall not be intended to modify any other notice obligation hereunder including the notice provisions applicable to Events of Default.

(d) Net of Taxes, Etc.

(i) Taxes. Any and all payments to or for the benefit of any Lender by Borrower hereunder or under any other Financing Document shall, if such Lender shall have complied with its obligations set forth in Section 2.4(g), be made free and clear of and without deduction, setoff or counterclaim of any kind whatsoever for, any present or future taxes, levies, imposts, duties, fees deductions, or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof arising from or relating to such payments (but excluding taxes imposed on or measured by net income (however denominated), franchise taxes and branch profits taxes imposed on any Lender by any jurisdiction or any political subdivision or taxing authority thereof or therein as a result of a present or former connection between such Lender and such jurisdiction or political subdivision imposing such tax, other than a connection resulting from executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any Financing Document) (all such non-excluded taxes, levies, imposts, deductions, charges,

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withholdings and liabilities being hereinafter referred to as “Taxes”). If Borrower shall be required by law to withhold or deduct any Taxes imposed by the United States of America or any political subdivision thereof from or in respect of any sum payable hereunder or under any other Financing Document to any Lender, and if such Lender shall have complied with its obligations set forth in Section 2.4(g), (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4(d)), such Lender receives an amount equal to the sum it would have received had no such deductions been made; (B) Borrower shall make such deductions; and (C) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, Borrower agrees to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies that arise under the laws of the United States of America or the State in which any Project or Borrower is located from any payment made hereunder or under any other Financing Document or from the execution or delivery or otherwise with respect to this Agreement or any other Financing Document (hereinafter referred to as “Other Taxes”).

(ii) Indemnity. Borrower shall indemnify each Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.4(d)) arising from the execution, delivery or performance of its obligations or from receiving a payment hereunder, or enforcing this Agreement or any Financing Document, paid by such Agent or Lender, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that Borrower shall not be obligated to indemnify any Agent or Lender for any penalties, additional interest or expense relating to Taxes or Other Taxes arising from such Agent’s or Lender’s gross negligence or willful misconduct. A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent or Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Payments by Borrower pursuant to this indemnification shall be made within thirty (30) days from the date such Agent or Lender makes written demand therefor.

(iii) Notice. Within thirty (30) days after the date of any payment of Taxes or Other Taxes by Borrower, Borrower shall furnish to the Administrative Agent, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof (or if such receipt is not available, any other proof of payment reasonably satisfactory to the Administrative Agent). The Administrative Agent shall promptly provide a copy of such receipt to each Lender. Borrower shall compensate the Administrative Agent and each Lender

Trapper Loan Agreement

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for all losses and expenses sustained by the Administrative Agent or such Lender, as the case may be, as a result of any failure by Borrower to so furnish the original or certified copy of such receipt or such other proof.

(iv) Treatment of Certain Refunds. If any Agent or Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrower pursuant to this Section 2.4(d) (including by the payment of additional amounts pursuant to this Section 2.4(d)), it shall pay to Borrower an amount equal to such refund (but only to the extent of the indemnity payments made under this Section 2.4(d) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Borrower, upon the request of such Lender or Agent, shall repay to such Lender or Agent the amount paid over pursuant to this paragraph (iv) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or Agent is required to repay such refund to such Governmental Authority; provided that Borrower shall not be obligated to reimburse an Agent or any Lender for any penalties, additional interest or other charges arising from such Agent’s or Lender’s gross negligence or willful misconduct. Notwithstanding anything to the contrary in this paragraph (iv), in no event will Lender or Agent be required to pay any amount to Borrower pursuant to this paragraph (iv) the payment of which would place such Lender or Agent in a less favorable net after-tax position than such Lender or Agent would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(v) Survival of Obligations. The obligations of Borrower under this Section 2.4(d) shall survive the termination of this Agreement and the repayment and discharge of the Obligations.

(e) Application of Payments.

(i) Except as otherwise provided herein (including in Section 7.1), payments made under this Agreement and the other Financing Documents shall be applied first, to any fees, costs, charges or expenses payable to the Administrative Agent and the Collateral Agent hereunder; second, to any fees, costs, charges or expenses payable to the Lenders hereunder or under the other Financing Documents; third, to any accrued but unpaid interest on the Loans; and fourth, to the outstanding principal of the Loans.

Trapper Loan Agreement

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(ii) The Administrative Agent shall promptly distribute to each Lender its Proportionate Share of each payment of principal, payments, fees and any other amounts received by the Administrative Agent for the account of the Lenders under the Financing Documents. The payments made for the account of each Lender shall be made, and distributed to it, for the account of such Lender’s Lending Office.

(f) Failure to Pay Administrative Agent. Unless the Administrative Agent shall have received notice from Borrower at least two (2) Business Days prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, the Administrative Agent may assume that Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith upon demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a rate equal to the Applicable Interest Rate for each day during such period. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing by such Lender under this Section 2.4(f) shall be conclusive in the absence of manifest error.

(g) Withholding Exemption Certificates. Nothing in this Section 2.4(g) shall be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person. Each Agent and Lender, on or before the Closing Date, agree that they will deliver to Borrower and the Administrative Agent (in case of a Lender) (and the Administrative Agent agrees that it will deliver to Borrower) either (i) Internal Revenue Service Form W-9 if it is a United States person (as defined in Section 7701(a)(30) of the Code); or (ii) if it is not a United States person, two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, or a certificate substantially in the form of Exhibit C (“Withholding Certificate (Portfolio Interest)”) or a successor applicable form, as the case may be, certifying in each case that such Agent or Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which delivers to Borrower and the Administrative Agent a Form W-8BEN, W-8BEN-E (claiming an exemption under an applicable treaty or a portfolio interest exemption) or W-8ECI pursuant to the preceding sentence further undertakes, to the extent permitted by law, to deliver to Borrower and to the Administrative Agent further copies of the said letter and Form W-8BEN, W-8BEN-E or W-8ECI, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent letter and forms previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower or the Administrative Agent.

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2.5 Pro Rata Treatment.

(a) Borrowing, Etc. Except as otherwise provided herein each Borrowing, each payment of principal of any Borrowing, each payment of interest on the Loans, each payment of Commitment Fees, each reduction of the Commitments shall be made or shared among the Lenders pro rata according to their respective applicable Commitments (or, if such Commitments shall have expired or terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing each Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

(b) Sharing of Payments, Etc. If any Lender (a “Benefited Lender”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans (or interest thereon) owed to it, in excess of its ratable share of payments on account of such Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation; provided, that the provisions of this Section 2.5(b) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of sale of a participation in any of its Loans to any assignee or participant, other than to a Loan Party or any of their Affiliates (as to which provisions of this Section 2.5(b) apply).

2.6 Change of Circumstances.

(a) Increased Costs. If, after the date of this Agreement, any Change of Law:

(i) shall impose, modify or hold applicable any reserve, special deposit or similar requirement (except any reserve requirement reflected in the LIBO Rate) against assets held by, deposits or other liabilities in or for the account of, advances or loans by any Lender;

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(ii) shall impose on any Lender any other condition not otherwise contemplated hereunder affecting this Agreement or Loans made by such Lender; or

(iii) shall subject the Lender to any taxes other than Taxes covered by Section 2.4(d) or taxes that are explicitly excluded from the definition of Taxes in Section 2.4(d),

and the effect of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Loan or Commitment or to reduce any amount received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then Borrower shall promptly, but in no event later than five (5) Business Days’ after receipt of written demand therefor by such Lender (accompanied by a certificate from such Lender setting forth the amount of the incurred costs, which shall be conclusive absent manifest error), pay to such Lender such additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts, to the extent actually incurred by or suffered by such Lender.

(b) Capital Requirements. If any Lender reasonably determines that (i) any Change of Law that affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or on the Lender’s holding company (a “Capital Adequacy Requirement”) and (ii) the amount of capital or liquidity maintained by such Lender or such Lender’s holding company which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), Borrower shall promptly, but in no event later than five (5) Business Days’ after receipt of written demand therefor by such Lender (accompanied by a certificate from such Lender setting forth the amount of such incurred costs, which shall be conclusive absent manifest error), pay such amounts as such Lender shall determine are necessary to compensate such Lender for the increased costs to such Lender of such increased capital or liquidity.

(c) Notice. Each Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section 2.6, as promptly as is practicable. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.6 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.6 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change of Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change of Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.6 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change of Law that shall have occurred or been imposed.

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(d) Change in Legality. Notwithstanding any other provision of this Agreement, if any Change of Law shall make it unlawful for any Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Loan, then, by written notice to Borrower and to the Administrative Agent:

(i) such Lender may declare that LIBO Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued), whereupon any request for a Borrowing (or any continuation of a Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Base Rate Loan (or a continuation of a LIBO Loan as a Base Rate Loan), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding LIBO Loans made by it be converted to Base Rate Loans, in which event all such LIBO Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided below.

In the event any Lender shall exercise its rights under clauses (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans. For purposes of this clause (d), a notice to Borrower by any Lender shall be effective as to each LIBO Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such LIBO Loan (which shall be a Scheduled Payment Date); in all other cases such notice shall be effective on the date of receipt by Borrower.

2.7 Funding Losses. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount for the prepayment of principal of any Loan prior to the end of the Interest Period in effect therefor or (ii) any Loan to be made by such Lender not being made after notice, (b) any default in the making, or failure to make on the date and in the amount notified of any payment or prepayment required to or permitted to be made by or on behalf of Borrower hereunder (any of the events referred to in clauses (a) and (b) being called a “Breakage Event”). In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (A) its costs of obtaining funds for the Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (B) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.7 shall be delivered to the Borrower and shall be conclusive absent manifest error.

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2.8 Alternate Office; Minimization of Costs.

(a) Any Lender may designate a Lending Office other than that set forth on Annex 2 and may assign all of its interests under the Financing Documents, and its Notes (if any), to such Lending Office, provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under Section 2.4(d), Section 2.6(a) or Section 2.6(b).

(b) If the Borrower is required to pay additional amounts under Section 2.4(d) or any Lender requests compensation under Section 2.6(a) or Section 2.6(b), then such Lender shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (x) file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would avoid or minimize any additional costs, taxes, expense or obligation which would otherwise be imposed on Borrower pursuant to Section 2.4(d), Section 2.6(a) or Section 2.6(b); provided, however, that no Lender shall be required to take any such action that, as determined by such Lender in its sole discretion, would adversely affect the making, issuing, funding or maintaining of such Loans or the interests of such Lender; provided, further, however, that such efforts shall not cause the imposition on any Lender of any additional costs or expenses, unless Borrower agrees to pay such additional costs and expenses.

(c) If (i) Borrower incurs any liability to a Lender under Section 2.4(d), Section 2.6(a) or Section 2.6(b) or (ii) any Lender is a Defaulting Lender, then the Borrower, at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.14(a)) may, upon notice to such Lender and the Administrative Agent require the Lender subject to this Section 2.8(c) to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement and under the Loans and Commitments of the Lender being replaced hereunder to an Eligible Assignee that shall assume all those rights and obligations; provided, however, that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having valid jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, and (z) the Borrower or such assignee shall have paid to the replaced Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.6 and 2.7). A Lender subject to this Section 2.8(c) shall not be required to make any such assignment and delegation if (A) prior to any such assignment and delegation the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply (including as a result of any action taken by such Lender pursuant to clause (b) above), (B) if such Lender shall waive its right to claim compensation or payment under Section 2.4(d), Section 2.6(a) or Section 2.6(b) or (C) if any Default or Event of Default then exists. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and

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deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.8(c). Nothing in this Section 2.8 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. The Administrative Agent and each Lender hereby agree to cooperate with Borrower to effectuate the assignment of any Defaulting Lender’s interest hereunder.

(d) Any Lender that has been replaced as a Lender pursuant to Section 2.8(c) and that is a party to a Permitted Swap Agreement shall use commercially reasonable efforts to promptly novate, assign and delegate, without recourse, all of its interests, rights and obligations under such Permitted Swap Agreement to which it is a party, on the same terms and conditions, to the assignee replacing it as a Lender hereunder pursuant to Section 2.8(c) or to another Lender or Affiliate thereof, which, in either case, shall be a Permitted Swap Counterparty.

2.9 [Reserved.]

2.10 Increase in Loan Facility.

(a) Request for Increase. Upon written notice to the Administrative Agent in the form of Exhibit E (such notice, an “Incremental Loan Commitment Increase Notice”), the Borrower may request the Lenders to increase their Commitments (each an “Incremental Loan Commitment”) in an aggregate amount not to exceed $32,000,000 (the “Incremental Loan Amount”); provided that (i) any request for an Incremental Loan Commitment shall be in minimum increments of $5,000,000 and in a minimum amount of $10,000,000 or such lesser amount equal to the remaining Incremental Loan Amount (each an “Incremental Loan Commitment Increase”), (ii) no request for an Incremental Loan Commitment may be made after the end of the Availability Period, (iii) the Borrower shall provide to the Lenders such information that is reasonably required by the Lenders to evaluate the request for an Incremental Loan Commitment and (iv) on the date of any request by the Borrower for an Incremental Loan Commitment Increase the conditions set forth in Section 2.10(e)(i), (ii), (iii) and (iv) shall have been satisfied. An Incremental Loan Commitment Increase Notice shall set out the amount of the Incremental Loan Commitment requested and the date on which such Incremental Loan Commitments are requested to be effective (each an “Incremental Loan Increase Date”), which shall not be less than thirty (30) days nor more than forty-five (45) days after the date of such notice. Any Incremental Loan Commitment shall be a commitment to make loans with the same principal terms as the Loans, including the same interest rate, Applicable Margin and maturity date.

(b) Lender Elections to Increase. Upon receipt of an Incremental Loan Commitment Increase Notice pursuant to Section 2.10(a), the Lenders shall have thirty (30) days to accept an offer to participate in a requested Incremental Loan Commitment Increase by delivering to the Administrative Agent confirmation of the increase in the amount of its Incremental Loan Commitment substantially in the form attached as Exhibit F (each, an “Increasing Incremental Lender Confirmation”). Any Lender that has received such an offer may accept or decline such offer in such Lender’s sole and absolute discretion.

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(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. If the Lenders determine not to increase their Commitments in the amount of the requested increase, then in order to achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may invite additional Eligible Assignees to become Lenders by executing a New Lender Accession Agreement (each such Eligible Assignee entering into a New Lender Accession Agreement, a “New Lender”).

(d) Effective Date and Allocations. Notwithstanding anything to the contrary contained herein, on each Incremental Loan Increase Date, upon the fulfillment of the conditions set forth in Section 2.10(e), the Administrative Agent shall notify the Lenders (including any New Lenders) and the Borrower, on or before 11:00 a.m., New York time, of the occurrence of the Incremental Loan Commitment Increase to be effected on such Incremental Loan Increase Date and shall record in the Register with the relevant information with respect to each Lender that executes an Incremental Lender Confirmation and each New Lender on such date.

(e) Conditions to Effectiveness of Increase. Any Incremental Loan Commitment Increase is subject to the occurrence of the Closing Date and the satisfaction of each of the following conditions on such Incremental Loan Increase Date:

(i) no Default or Event of Default shall have occurred and be continuing;

(ii) immediately before and after giving effect to the Incremental Loan Commitment Increase, Borrower is in pro forma compliance with Section 6.1;

(iii) since the delivery of the most recent financial statements of the Borrower delivered pursuant to Section 5.3, no Material Adverse Effect has occurred or is continuing;

(iv) the representations and warranties set forth in Section 4.1 and in each other Financing Document shall be true and correct in all material respects as of the Incremental Loan Increase Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date);

(v) the Administrative Agent shall have received a duly executed Incremental Loan Commitment Increase Notice and any fee letters entered into in connection with such Incremental Loan Commitment Increase;

(vi) the Administrative Agent shall have received for its own account, and for the account of each Incremental Loan Lender or New Lender entitled thereto, all fees due and payable as of the Incremental Loan Increase Date pursuant to Section 2.3, and all costs and expenses, including costs, fees and

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expenses of legal counsel, for which invoices have been presented; provided that costs, fees and expenses of legal counsel may be subject to caps as agreed to between Borrower and the relevant party;

(vii) if requested by an Incremental Loan Lender providing an Incremental Loan Commitment Increase on such Incremental Loan Increase Date, such Incremental Loans shall be evidence by a Note;

(viii) to the extent that as a result of such Incremental Loan Commitment Increase the Borrower is required to enter into additional Permitted Swap Agreements to comply with the requirements of Section 5.14, such Permitted Swap Agreements shall have been entered into as of the Incremental Loan Increase Date; and

(ix) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Incremental Loan Increase Date signed by a Responsible Officer of the Borrower (x) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (y) certifying that each of the conditions set forth in this Section 2.10(e) have been met as of the Incremental Loan Increase Date.

(f) Conflicting Provisions. This Section 2.10 shall supersede any provisions in Section 9.9 to the contrary.

2.11 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.3(a); and

(b) the Loans and unused Commitments of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.9).

ARTICLE 3

CONDITIONS PRECEDENT

3.1 Conditions Precedent to the Closing Date. The obligation of each Lender to make the Initial Loan and the effectiveness of this Agreement are subject to the prior satisfaction of each of the following conditions, in each case to the satisfaction of the Administrative Agent and each of the Lenders (unless waived in writing by the Administrative Agent and the Lenders in their sole and absolute discretion) on or prior to the Closing Date:

(a) Delivery to the Agents (for further distribution to the Lenders) of each of the following Financing Documents and Project Documents, each duly executed and delivered by the parties thereto:

(i) this Agreement;

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(ii) the Depositary Agreement;

(iii) the NDA;

(iv) the Member Pledge;

(v) the Security Agreement;

(vi) the Fee Letters;

(vii) the Notes (if requested by a Lender);

(viii) the Master Lease;

(ix) the Maintenance Services Agreement;

(x) the [***] Guarantee;

(xi) the SolarCity Guarantee;

(xii) the [***] Security Agreement;

(xiii) the LLC Agreement.

(b) Each representation and warranty set forth in Section 4.1 is true and correct in all material respects as of the Closing Date, other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

(c) As of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement on the Closing Date that would constitute a Default or an Event of Default under this Agreement.

(d) Delivery to the Administrative Agent and each Lender of the following:

(i) a secretary’s certificate, satisfactory in form and substance to the Administrative Agent, from each Loan Party, signed by each of its respective authorized Responsible Officers and dated as of the Closing Date, attaching and certifying as to the Organizational Documents of each such party (which, to the

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extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), and attaching and certifying as to the resolutions of the governing body of each such Party, the good standing, existence or its equivalent of each such party and of the incumbency of the Responsible Officers of each such Party;

(ii) a certificate from a Responsible Officer of each Loan Party certifying to (A) the representations and warranties made by such Loan Party in each Financing Document to which it is a party being true and correct in all material respects as of the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date), (B) the absence of a Default or an Event of Default, (C) the satisfaction (or waiver by the Administrative Agent and each Lender) of all conditions precedent to the Closing Date in accordance with the terms and conditions hereof and (D) no Bankruptcy Event has occurred with respect to SolarCity;

(iii) an opinion, dated as of the Closing Date, of Wilson Sonsini Goodrich & Rosati, counsel to the Loan Parties, in form and substance reasonably acceptable to the Agents and each Lender;

(iv) an opinion, dated as of the Closing Date, of Proskauer Rose LLP, special bankruptcy counsel to the Loan Parties, in form and substance reasonably acceptable to the Agents and each Lender; and

(v) an opinion, dated as of the Closing Date, of in-house counsel to Borrower, in form and substance reasonably acceptable to the Agents and each Lender;

(e) All Liens contemplated by the Collateral Documents to be created and perfected in favor of the Collateral Agent as of the Closing Date shall have been perfected, recorded and filed in the appropriate jurisdictions.

(f) The Administrative Agent and the Collateral Agent shall have received (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where a filing would need to be made in order to perfect the security interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, (B) copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (C) copies of tax lien, judgment and bankruptcy searches in such jurisdictions.

(g) The UCC financing statements relating to the Collateral being secured as of the Closing Date shall have been duly filed in each office and in each jurisdiction where required in order to create and perfect the first Lien and security interest set forth in the Security Agreement. Borrower shall have properly delivered or caused to be delivered to the Collateral Agent all

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Collateral that requires perfection of the Lien and security interest described above by possession or control, including delivery of original certificates representing all issued and outstanding Equity Interests in Borrower along with blank transfer powers and proxies.

(h) All amounts (including, but not limited to, any Fees) required to be paid under this Agreement or any other Financing Document, and all taxes, fees and other costs payable in connection with the execution, delivery and filing of the documents and instruments required to be filed pursuant to this Section 3.1, shall have been paid in full (or in connection with such taxes, fees (other than fees payable to the Lenders or the Agents) and costs, Borrower shall have made other arrangements acceptable to the Agents, the Depositary or such Lender(s), as the case may be, in their sole discretion).

(i) The Lenders shall have received the most recent unaudited financial statements of Borrower, such financial statements to be in form and substance satisfactory to the Administrative Agent and each Lender.

(j) The Agents and Lenders shall have received all such documentation and information requested by the Agents and the Lenders that is necessary (including the names and addresses of Borrower, taxpayer identification forms, name of officers/board members, documents and copies of government-issued identification of Borrower, the Member or owners thereof) for the Agents and the Lenders to identify Borrower, the Member or owners thereof as required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(k) All Accounts required to be open as of the Closing Date under the Depositary Agreement shall have been opened.

(l) The Borrower shall deliver to the Lessee payment instructions pursuant to Section 3.3(g) of the Master Lease directing all payments to be made to the Collection Account, which instructions may be given in the NDA.

(m) The Administrative Agent shall have received a report of the Independent Engineer in form, scope and substance satisfactory to the Lenders and the Administrative Agent, together with a certificate of the Independent Engineer in the form of Exhibit H.

(n) The Administrative Agent shall have received an estoppel certificate with respect the Master Lease, which certificate may be included in the NDA.

3.2 Conditions Precedent to Each Borrowing. The obligation of each Lender to make any Loans with respect to a Current Project pursuant to a Borrowing is subject to the prior satisfaction of the following conditions (unless waived in writing by the Lenders in their sole and absolute discretion); provided, however, that there shall be no duplication with respect to the satisfaction of conditions precedent under Sections 3.1 and 3.2 if the Closing Date and a Borrowing Date occur on the same Business Day:

(a) All representations and warranties of the Loan Parties under the Financing Documents are true and correct in all material respects as of such Borrowing Date other than those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of the Borrowing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

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(b) No Default or Event of Default has occurred and is continuing or will result from the making of the Borrowing of such Loan.

(c) Delivery to the Administrative Agent of a Borrowing Notice in accordance with Section 2.1(a)(iii) and a Sizing Model in accordance with Section 2.1(a)(iv).

(d) All Liens contemplated to be created and perfected in favor of the Collateral Agent pursuant to the Collateral Documents shall have been so created, perfected and filed in the applicable jurisdictions.

(e) All amounts required to be paid to or deposited with any Secured Party hereunder or under any other Financing Document, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed as a condition precedent to Section 3.1 and this Section 3.2, shall have been paid in full (or shall be paid concurrently with the occurrence of such Borrowing) or arrangements for the payment thereof from the Loans shall have been made, which arrangements shall be acceptable to the Agents and the Lenders.

(f) No Material Adverse Effect has occurred or is continuing since the Closing Date.

(g) Each Current Project shall be a Project subject to the Master Lease, and if any Current Project is a Commercial Project, then the commercial Host Customer met the Minimum Commercial Credit Standard as of the closing date of the applicable Lease Tranche under the Master Lease for such Current Project; provided, it shall not be a condition to a Borrowing that the commercial Host Customer meet the Minimum Commercial Credit Standard with respect to the Host Customer site being owner-occupied and not leased, so long as (i) such Host Customer is an Investment Grade Host Customer and (ii) the term of the lease entered into by such Host Customer with respect to such site is the same or longer than such Host Customer’s Customer Agreement.

(h) To the extent not previously delivered to the Administrative Agent, delivery (which delivery may be made electronically through using File Transfer Protocol (FTP) or Hypertext Transfer Protocol Secure (HTTPS)) to the Administrative Agent of true, correct and complete copies of (i) each Project Document, (ii) each Customer Agreement, and (iii) the Closing Certificate, in each case with respect to a Current Project, duly executed and delivered by each party thereto and in form and substance satisfactory to the Lenders.

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(i) With respect to the final Borrowing, the Administrative Agent and the Lenders shall have received copies of the True-Up Reports delivered by Borrower to, and accepted by, Lessee under Section 6.7 of the Master Lease with respect to any Current Project or Funded Project.

(j) To the extent issued or delivered pursuant to Section 6.8 of the Master Lease, the Collateral Agent shall have received the Master Lease Letter of Credit, which shall be in full force and effect.

(k) To the extent the Master Lease is amended, or waived to permit, the acceptance of Customer Agreements with [***] terms as described in clause (D) of the first proviso in Section 6.11(a), no Current Project for a Residential Project has a Customer Agreement with [***] terms.

3.3 Condition Precedent to the Borrowing of the Additional Loan. In addition to the prior satisfaction of the conditions set forth in Section 3.2, the obligation of each Lender to make an Additional Loan with respect to a Current Project pursuant to a Borrowing is subject to the delivery to the Administrative Agent of an amendment or amendments to the Master Lease, duly executed and delivered by the parties thereto, increasing [***], such amendment or amendments to be in substantially the form of Exhibit W to the Master Lease, as confirmed by the Administrative Agent.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties. Borrower represents to each Agent and the Lenders as of the date such representations are given, including each Borrowing Date:

(a) Organization.

(i) Borrower (A) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (C) has all requisite limited liability company power and authority to own or hold under lease the property it purports to own or hold under lease and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents to which it is a party; and (D) has all requisite limited liability company power and authority to execute and perform its obligations under each of the Financing Documents and each other agreement or instrument contemplated thereby to which it is a party and to borrow hereunder.

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(ii) Member (A) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (C) has all requisite limited liability company power and authority to own or hold its interest in Borrower and to carry on its business as now being conducted and as proposed to be conducted by it under the Operative Documents in respect of the Projects; and (D) has all requisite limited liability company power and authority to execute and perform its obligations under each of the Financing Documents and each other agreement or instrument contemplated thereby to which it is a party.

(iii) The only holder of Equity Interests in Borrower is the Member and (A) there are no outstanding Equity Interests with respect to Borrower and (B) there are no outstanding obligations of Borrower to repurchase, redeem, or otherwise acquire any membership or other equity interests in Borrower or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of Borrower. Borrower is authorized to issue and has issued only one class of membership interests.

(iv) SolarCity (A) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware; (B) is duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (C) has all requisite corporate power and authority to carry on its business as now being conducted and as proposed to be conducted by it under the Operative Documents in respect of the Projects.

(b) Authorization; No Conflict. Each Loan Party has duly authorized, executed and delivered each Operative Document to which it is a party, and neither such entity’s execution and delivery thereof nor the performance thereof (i) will be in conflict with or result in a breach of such entity’s Organizational Documents; (ii) will materially violate any other Legal Requirement applicable to or binding on such Loan Party or any of their respective properties; (iii) will result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of the Collateral under any agreement or instrument to which it is a party or by which it or any of the Collateral may be bound or affected; or (iv) will require the consent or approval of any Person, which has not already been obtained.

(c) Enforceability. Each Operative Document to which a Loan Party is a party is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). None of the Operative Documents to which a Loan Party is a

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party has been amended or modified since the later to occur of (i) the Closing Date or (ii) the immediately preceding Borrowing Date except in accordance with this Agreement and as permitted under Section 6.11(a).

(d) ERISA. Neither the Borrower nor any member of the Controlled Group sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, any ERISA Plan. Borrower and each member of the Controlled Group is in material compliance with all applicable provisions of ERISA and the Code. Borrower does not have any employees. Without limiting the generality of the foregoing, there has been no and there is not reasonably expected to be any ERISA Event.

(e) Taxes. Each Loan Party has filed, or have caused to be filed, with the appropriate tax authority, all federal, State and local tax returns that it is required to file and has paid or has caused to be paid all taxes it is required to pay to the extent due; provided, however, that a Loan Party may contest in good faith any such taxes and, in such event, may permit the taxes so contested to remain unpaid during any period, including appeals, when such Loan Party is in good faith contesting the same, so long as, to the extent the amount of all disputes being contested exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, (i) adequate reserves to the extent required by GAAP have been established to the satisfaction of the Administrative Agent; (ii) enforcement of the contested tax is effectively stayed for the entire duration of such contest; and (iii) any tax determined to be due, together with any interest or penalties thereon, is paid when due after resolution of such contest. There is no action, suit, proceeding, investigation, audit or claim now pending by a taxing authority regarding any taxes relating to the Loan Parties. To the Loan Parties’ knowledge, there is no action, suit, claim, proceeding, investigation, audit or claim pending with respect to the Projects that could trigger a Tax Loss.

(f) Business. Borrower has not conducted any business other than the acquisition and ownership of the Projects and activities related or incident thereto (including those contemplated by Borrower’s Operative Documents). Borrower does not have any outstanding Debt or other material liabilities except as contemplated by the Operative Documents. Borrower is not a party to or bound by any material contract other than the Operative Documents to which it is a party other than contracts permitted to be entered into under this Agreement and the other Financing Documents.

(g) Collateral. The security interests granted to the Collateral Agent pursuant to the relevant Collateral Documents in the Collateral (i) constitute as to personal property included in such Collateral and, with respect to subsequently acquired personal property included in such Collateral, will constitute, a first priority perfected security interest and Lien under each applicable UCC financing statement subject to no other Liens except Permitted Liens; and (ii) are, and, with respect to such subsequently acquired property, will be, as to such Collateral perfected under each applicable UCC financing statement subject to no other Liens except Permitted Liens.

(h) [Reserved.]

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(i) Investment Company, Holding Company Act. No Loan Party is an “investment company” within the meaning of, or is regulated as an “investment company” under, the Investment Company Act of 1940.

(j) Federal Reserve Regulations. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of the Loans will be used by Borrower to purchase Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or otherwise in violation of Regulations T, U or X.

(k) Financial Statements. The most recent financial statements (including the notes thereto) delivered in respect of Borrower pursuant to either Section 3.1(i) and Section 5.3 fairly present in all material respects the financial condition of Borrower as of the date thereof and have been prepared in accordance with GAAP applied on a consistent basis, subject to the audit and normal year-end adjustments and the absence of footnotes and associated disclosures. Such financial statements and notes thereto disclose all direct or contingent material liabilities of the Borrower as of the dates thereof. Except as disclosed to the Administrative Agent in writing, there has occurred no Material Adverse Effect since the date of the most recent financial statements delivered pursuant to either Section 3.1(i) or Section 5.3.

(l) Project Documents.

(i) Borrower is not in default under any material term of any Project Document to which it is a party. Borrower has not received or issued any notice of a default of any material term of any Project Document.

(ii) (A) The [***] Guarantee is in full force and effect or (B) to the extent a Master Lease Letter of Credit is issued or delivered pursuant to Section 6.8 of the Master Lease, such Master Lease Letter of Credit is in full force and effect and has not terminated and expired without being replaced.

(m) No Default. No Default or Event of Default has occurred and is continuing.

(n) Litigation. There are no instituted, pending or, to Borrower’s Knowledge, threatened actions, suits or proceedings of any kind, including actions, suits or proceedings by or before any Governmental Authority, against a Loan Party or any business, property or rights of a Loan Party as to which, if adversely determined against such Loan Party, could, reasonably be expected to, individually or in the aggregate have a Material Adverse Effect.

(o) Disclosure. (i) All written information that has been made available by Borrower to any Secured Party in connection with the transactions contemplated by this Agreement and the other Financing Documents (such information to be taken as a whole, including, without limitation, updated or supplemented information), or that has been furnished by Borrower to any third party in connection with the preparation and delivery by such third party of a report or certificate to any Secured Party, is complete and correct in all material respects, and does not

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contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made, and (ii) to Borrower’s Knowledge, each third party report or certificate furnished by or on behalf of the Borrower to any Secured Party, is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading under the circumstances in which they are made; provided, however, that in each case no representation or warranty is made with respect to projections, assumptions or other forward-looking statements provided by or on behalf of Borrower with respect to any Sizing Model other than as provided in Section 4.1(t).

(p) Tax Status. For United States federal and State income tax purposes, Borrower will be treated as a disregarded entity of SolarCity. Neither the execution and delivery of the Financing Documents nor the consummation of any of the transactions contemplated by such Financing Documents will affect such status.

(q) No Other Subsidiaries. Borrower has no Subsidiaries.

(r) Compliance with Law.

(i) Borrower has complied in all material respects with all applicable Legal Requirements (including Environmental Law and Anti-Terrorism Laws) and the Applicable Permits.

(ii) As of the closing date of the applicable Lease Tranche under the Master Lease for a Current Project, all Permits required to install, test and lease such Project and use such Project to generate electricity for sale to the Host Customer, have been obtained, other than such Permits not required to be obtained pursuant to Section 4.4 of the Master Lease. Borrower has not received written notice from any Governmental Authority regarding any revocation, withdrawal, suspension, cancellation or termination of any Permit with respect to such Project, except where such revocation, withdrawal, suspension, cancellation or termination would not result in a Material Adverse Effect.

(s) No Other Bank Accounts. Borrower has no other deposit or securities other than the Accounts and the Existing Bank Account.

(t) Projections. Borrower has disclosed to the Administrative Agent the assumptions with respect to each Current Project on which the Sizing Model is based, and the Rent and other projections for each Current Project in the Sizing Model submitted to the Administrative Agent on the Borrowing Date for such Current Project (i) are based on good faith estimates and commercially reasonable assumptions as to all factual matters material thereto and (ii) are consistent with the Project Documents; provided, however, that (A) neither the Sizing Model, nor the assumptions set forth therein are to be viewed as facts and that actual results during the term of the Loans may differ from the Sizing Model, and that the differences may be material, and (B) Borrower believed in good faith that the Sizing Model as of the relevant Borrowing Date was reasonable and attainable.

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(u) Solvency. Immediately after the consummation of the transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds thereof, each Loan Party is solvent within the meaning given to such term under applicable law relating to fraudulent transfers and conveyances, including that (i) the fair value of the assets of each Loan Party, at fair valuation, will exceed its respective debts and liabilities, subordinated, contingent or otherwise, (ii) the present saleable value of the property of such Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) Borrower has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

(v) Sanctioned Persons. No Loan Party nor, to the knowledge of Borrower, any director, officer, agent, employee or Affiliate of a Loan Party, is currently subject to any Sanctions. Borrower will not knowingly, directly or indirectly, use the proceeds of the Loans or otherwise make available such proceeds, for the purpose of financing the activities of a Person currently subject to any Sanctions.

(w) Environmental Matters. To Borrower’s Knowledge there are no (i) past or existing material violations of any Environmental Law by any Person relating in any way to any Funded Project or (ii) events, conditions or circumstances that would reasonably be expected to form a basis for an Environmental Claim against any Funded Project, a Current Project in the applicable Draw Group or Borrower with respect thereto.

(x) Placed-In-Service. Each Current Project has been Placed-In-Service prior to the applicable Borrowing Date with respect to each such Current Project.

(y) Regulatory Matters. As of the closing date of the applicable Lease Tranche under the Master Lease for a Current Project, such Current Project is a qualifying small power production facility pursuant to Section 292.203(a) of FERC’s regulations with a power production capacity of less than 20 MW and, to the extent required under FERC regulations to preserve such status, Borrower shall have filed with FERC a notice of self-certification, or obtained from FERC an order granting certification, with respect to such status.

(z) Project Credit Criteria. As of the closing date of the applicable Lease Tranche under the Master Lease for a Current Project, (i) if such Project is a Residential Project, the applicable Host Customer met the Minimum Residential Credit Standard and (ii) if such Project is a Commercial Project, and unless the Lenders waived the condition precedent in Section 3.2(g) with respect to such Current Project, the applicable commercial Host Customer met the

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Minimum Commercial Credit Standard (not including, for purposes of this representation, the requirement that the Host Customer site is owner-occupied and not leased if (A) such Host Customer is an Investment Grade Host Customer and (B) the term of the lease entered into by such Host Customer with respect to such site is the same or longer than such Host Customer’s Customer Agreement).

ARTICLE 5

AFFIRMATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that so long as this Agreement is in effect, it shall, unless the Administrative Agent (or if so specified, the Majority Lenders) waives compliance in writing:

5.1 Use of Proceeds. Use the proceeds of the Loans solely (a) to make Restricted Payments to Borrower’s direct or indirect owners for any working capital purposes, and (b) to pay fees (including the Commitment Fees), costs and expenses as required under this Agreement.

5.2 Notices. Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining Borrower’s Knowledge thereof, give written notice to the Administrative Agent and each Lender of:

(a) any litigation, Environmental Claim, action or proceeding pending or threatened against Borrower: (i) involving claims against Borrower or a Project which would reasonably be expected to have a Material Adverse Effect, or claims against any Agent or any Lender, (ii) seeking any material injunctive, declaratory or other equitable relief, or (iii) instituted for the purpose of revoking, terminating, suspending, withdrawing, modifying or withholding any Applicable Permit which would reasonably be expected to have a Material Adverse Effect;

(b) any dispute or disputes between Borrower and any Person which would reasonably be expected to have a Material Adverse Effect and that involve (i) claims against Borrower, (ii) injunctive or declaratory relief, or (iii) revocation, material modification, or suspension of any Applicable Permit or imposition of additional material conditions with respect thereto;

(c) any Default or Event of Default that has occurred and is continuing (and any notice thereof shall be entitled “Notice of Default” or “Notice of Event of Default”);

(d) any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any condemnation or taking of any property, to the extent that such casualty, damage or loss, condemnation or taking could be reasonably expected to involve a loss to Borrower or a Funded Project in excess of Two Hundred Fifty Thousand Dollars ($250,000);

(e) any matter which has, or would reasonably be expected to have, a Material Adverse Effect;

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(f) (i) the occurrence of, or notice given or received in respect of, any breach, default or claim under the Master Lease and (ii) notice of any material event of default or termination given or received under any Project Document;

(g) any material claim of force majeure under any Project Documents relating to any Funded Project;

(h) Borrower’s adoption of or participation in any ERISA Plan, or intention to adopt or participate in any ERISA Plan, or the occurrence of any ERISA Event;

(i) any (i) fact, circumstance, condition or occurrence at, on, or arising from, any site for a Project, that results in material noncompliance with any Environmental Law, or any Release of Hazardous Substances on or from any such Project, that has resulted in or would reasonably be expected to have a Material Adverse Effect, and (ii) pending or, to Borrower’s Knowledge, threatened Environmental Claim against Borrower arising in connection with occupying or conducting operations on or at any Project that would reasonably be expected to have a Material Adverse Effect; and

(j) any termination, revocation, suspension or material modification of any Applicable Permit for a Project which would reasonably be expected to have a Material Adverse Effect, or any action or proceeding which would reasonably be expected to result in any of the foregoing.

5.3 Portfolio Reports; Financial Statements. Deliver to the Administrative Agent (or cause to be delivered to the Administrative Agent) for further distribution to each Lender:

(a) (i) as soon as made available by Lessee to Lessor, copies of the Portfolio Report delivered to the Lessee under the Maintenance Services Agreement, and (ii) if any Funded Project is no longer subject to the Master Lease, then no later than thirty (30) days after the close of each quarterly fiscal period, a report in respect of such Funded Project with substantially the same type of information as would be included in a Portfolio Report for such Funded Project;

(b) as soon as available but no later than forty-five (45) days after the close of each quarterly fiscal period, (i) quarterly (and year-to-date) unaudited consolidated financial statements of Borrower and prepared by Borrower as of the end of such period, including a balance sheet and the related statement of income, stockholders’ or member’s equity and cash flows, in each case setting forth comparative figures for the previous dates and periods, to the extent available (for avoidance of doubt, no quarterly financing statements shall be due with respect to the fourth quarter of the fiscal year) and (ii) to the extent not publicly available, quarterly (and year-to-date) unaudited consolidated financial statements of SolarCity prepared by SolarCity as of the end of such period, certified by the chief financial officer of SolarCity as of the end of such period;

(c) as soon as available but no later than one hundred and twenty (120) days after the close of each applicable fiscal year, (i) (A) audited consolidated financial statements of Borrower

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and (B) consolidating financial statements of Borrower as of the end of such fiscal year including a balance sheet and the related statement of income, stockholders’ or members’ equity and cash flows, in each case setting forth comparative figures for the previous fiscal year, to the extent available; in each case prepared in accordance with GAAP and certified by the chief financial officer of the Borrower as of the end of such period, and in the case of subclause (A), certified by Novogradac & Company LLP or another nationally-recognized independent certified public accountant selected by Borrower and reasonably acceptable to the Administrative Agent, such certificate not to be qualified, or limited, because of restricted or limited examination by such accountant of any material portion of the records of Borrower; and (ii) to the extent not publicly available, audited consolidated financial statements of SolarCity as of the end of such fiscal year, prepared in accordance to GAAP and certified by the chief financial officer of SolarCity as of the end of such period.

(d) concurrently with any delivery of the financial statements described in clauses (b) or (c) above, a certificate signed by an authorized Responsible Officer of Borrower certifying that such Responsible Officer has made or caused to be made a review of the transactions and financial condition of Borrower during the relevant fiscal period and that, to the knowledge of such Responsible Officer, no Default or Event of Default exists or if any such event or condition existed or exists, the nature thereof and the corrective actions that Borrower has taken or proposes to take with respect thereto and setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with Section 6.1 and, if applicable, certifying that such Responsible Officer has reviewed such quarterly unaudited consolidated financial statements of Borrower.

5.4 Reports; Other Information. (a) Deliver to the Administrative Agent copies of any material documents and reports related to the Funded Projects furnished to Borrower by a Governmental Authority or by any counterparty to a Project Document (other than a Portfolio Report, which is covered under Section 5.3(a)), or furnished by Borrower to such Governmental Authority or such counterparty.

(b) Deliver to the Administrative Agent promptly after receipt thereof a copy of any “management letter” received by Borrower from its independent accountants and management’s response thereto.

(c) Promptly, for time to time, such other information regarding the operations, business affairs and financial condition of Borrower, or compliance with the terms of any Operative Document, as the Administrative Agent or any Lender may reasonably request (including copies of insurance certificates evidencing compliance by Lessee of Section 6.2(d) of the Master Lease or Consumer Protection Policies and Procedures delivered pursuant to Section 2.3 of the Master Lease).

5.5 Existence, Conduct of Business. Except as otherwise expressly permitted under this Agreement: (i) do or cause to be done all things required to maintain and preserve and keep in full force its existence as a Delaware limited liability company; (ii) do or cause to be done all things required to obtain, maintain, preserve, renew, extend and keep in full force and effect all

Trapper Loan Agreement

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rights, licenses, authorizations, privileges, franchises and Applicable Permits necessary to the conduct of its business; (iii) do or cause to be done all things required to own, insure, operate and maintain its interest in the Funded Projects in the manner contemplated and required by the Project Documents to which it is a party; (iv) perform all of its obligations under the Operative Documents and all other material agreements and contracts by which it is bound; and (v) to engage only in the acquisition, ownership, leasing and financing of the Projects and activities related or incident thereto (including those contemplated by Borrower’s Operative Documents).

5.6 Books, Records, Access.

(a) Maintain books, accounts and records with respect to Borrower in accordance with GAAP and in material compliance with applicable law and the regulations of any Governmental Authority having jurisdiction thereof.

(b) Permit any representatives, employees, consultants, advisers or agents of any Agent or any Lender during normal business hours (and at any hour if any Event of Default has occurred and is continuing) and upon reasonable prior written notice to Borrower, to visit and inspect all of Borrower’s books, accounts, records and properties and make copies thereof, and permit any representatives of any Agent or any Lender to discuss the affairs, finances and condition of Borrower with the officers thereof and independent accountants therefor.

5.7 Preservation of Rights; Further Assurances. (a) Maintain in full force and effect, preserve, protect and defend the material rights of Borrower, and take all actions necessary to prevent termination or cancellation (except as permitted by the Operative Documents) by, and enforce against, other parties the material terms of each Project Document, including prosecution of suits to enforce any right of Borrower thereunder and enforcement of any claims with respect thereto.

(b) Follow any and all instructions of the Administrative Agent (acting at the direction of and on behalf of the Majority Lenders) in respect of actions to be taken to enforce the Borrower’s rights under the Master Lease or the other Project Documents.

(c) Preserve and maintain the security interests granted under the Collateral Documents and undertake all actions that are necessary or appropriate to (a) maintain the Collateral Agent’s security interest in the Collateral in full force and effect at all times (including the priority thereof), (b) preserve and protect the Collateral and (c) protect and enforce the Borrower’s rights and title and the rights of the Collateral Agent and the other Secured Parties to the Collateral, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation.

(d) From time to time as reasonably requested by the Administrative Agent, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any financing statement, continuation statement, certificate of title or estoppel certificate) as are necessary or appropriate to carry out the interest and purposes of the Financing Documents or necessary to maintain the Collateral Agent’s perfected security interest in the Collateral to the extent and in the priority required pursuant to the Collateral Documents.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

5.8 Taxes and Other Government Charges.

(a) Pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to Borrower; provided that Borrower may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when Borrower is in good faith contesting the same, so long as, to the extent the amount of all disputes being contested exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, (a) adequate reserves to the extent required by GAAP have been established to the satisfaction of the Administrative Agent, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest and (c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is paid when due after resolution of such contest.

(b) Borrower will remain classified as a disregarded entity for U.S. federal income tax purposes.

5.9 Compliance With Laws; Instruments, Etc. Comply, or cause compliance, in all material respects, (a) with all Legal Requirements (including Environmental Law), except that Borrower may contest by appropriate proceedings conducted in good faith the validity or application of any such Legal Requirements and (b) with all material contract obligations of Borrower.

5.10 Indemnification. (a) Without duplication of Borrower’s obligations under Section 2.4(d) or Section 2.6, Borrower agrees to indemnify each Secured Party (other than the Depositary, who is indemnified under Section 3.6(e) of the Depositary Agreement) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Financing Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the hereby and thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by Borrower, or any Environmental Claim related in any way to Borrower; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct of such Indemnitee.

Trapper Loan Agreement

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(b) To the extent that Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under Section 5.10(a) or Section 10.4, each Lender severally agrees to pay to the Administrative Agent and the Collateral Agent, as the case may be, such Lender’s Proportionate Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such.

(c) To the extent permitted by applicable law, Borrower shall not assert and hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any transaction contemplate hereby or by the other Financing Documents, any Loan or the use of the proceeds thereof.

(d) In case any action, suit or proceeding subject to the indemnity in this Section 5.10 shall be brought against any Indemnitee, such Indemnitee shall promptly notify Borrower in writing of the commencement thereof, and Borrower shall be entitled, upon giving written notice to the Indemnitee within thirty (30) days of receipt of written notice from the Indemnitee of the commencement of such proceeding, to retain counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee in such proceeding, and Borrower shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided that the failure to notify Borrower shall relieve Borrower from any liability that it may have under this Section 5.10 only if, and only to the extent that, such failure causes actual prejudice to Borrower. In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) Borrower and the Indemnitee shall have mutually agreed to the retention of such counsel or (ii) Borrower or the Indemnitee has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that Borrower shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one (1) counsel (in addition to any local counsel) for all Indemnitees, and that all such reasonable fees and expenses shall be reimbursed as they are incurred and paid.

(e) Borrower shall have the authority and discretion to settle, compromise or consent to the entry of judgment regarding any indemnified claim subject to this Section 5.10, the defense of which has been assumed by the Borrower, except that the Borrower may not, without the prior written consent of the Indemnitee, settle, compromise or consent to the entry of any judgment regarding such claim if such settlement, compromise or consent (i) contains any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnitee, (ii) contains any equitable order, judgment or term that in any manner affects, restrains or interferes

Trapper Loan Agreement

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with the business of the Indemnitee or any of its Affiliates or (iii) does not contain an unconditional release of the Indemnitee, in form and substance satisfactory to such Indemnitee, from any liability related to such claim. The Indemnitee may not settle, compromise or consent to the entry of any judgment regarding any claim for which indemnification is sought and the defense of which has not been assumed by the Borrower, without the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed.

(f) The provisions of this Section 5.10 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. Any amounts due and payable by Borrower under this Section 5.10 shall be payable on demand by the applicable Indemnitee, but in no event later than ten (10) Business Days after receipt of an invoice for such amounts from such Indemnitee. If such amounts are not paid within such ten (10) Business Day period, then such amounts shall bear interest at the Default Rate.

5.11 Collection Account. Borrower shall cause (a) Lessee to deposit all payments of Periodic Rent due and payable to Borrower under the Master Lease, (b) all payments under Non-Leased Customer Agreements and (c) all payments received by it under any Permitted Swap Agreement to be deposited directly in the Collection Account. In the event that, notwithstanding the foregoing, Borrower receives any such amounts, Borrower will hold such amounts in trust and promptly (and in any event within three (3) Business Days) after receipt thereof deposit such amounts in the Collection Account.

5.12 Compliance with Sanctioned Persons Laws and Anti-Terrorism Laws. Borrower hereby covenants and agrees that it will:

(a) (i) not conduct, and will not permit Member to conduct business with or engage in any transaction with any person or entity named on any OFAC List or any Persons determined and publicly announced by the Secretary of the Treasury pursuant to Executive Order 13224 to be owned by, controlled by, or acting on behalf of, any of the Persons referred to or described on an OFAC List or any other Person who is otherwise the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction and (ii) comply at all times with the requirements of all Anti-Terrorism Laws;

(b) not cause any Loan Party to become subject to any Sanctions or to be located, organized or residing in any Designated Jurisdiction;

(c) not cause the proceeds from any Loans to be directly used, and not knowingly cause the proceeds from any Loans to be indirectly used, to lend, contribute, provide or be otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is subject to any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender or the Agents) of Sanctions;

Trapper Loan Agreement

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(d) conduct due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti–Terrorism Laws in a manner consistent with its policies and procedures; and

(e) if, to Borrower’s Knowledge, any Loan Party or any Affiliate thereof is named on any OFAC List (such occurrence, an “OFAC Violation”), immediately (i) give written notice to the Administrative Agent of such OFAC Violation, and (ii) comply with all applicable Governmental Rules with respect to such OFAC Violation (regardless of whether the party included on such OFAC List is located within the jurisdiction of the United States of America), including, without limitation, the Anti-Terrorism Laws, and Borrower hereby authorizes and consents to the Agents taking any and all steps an Agent deems necessary, in its sole discretion, for the Agent to comply with all applicable Governmental Rules with respect to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Laws (including the “freezing” and/or “blocking” of assets).

5.13 Separateness Provisions; Required Provisions in LLC Agreement.

(a) Borrower shall comply with the provisions set forth on Schedule 5.13.

(b) The LLC Agreement shall include each of the following terms (collectively, the “Required LLC Provisions”):

(i) requires that until the Discharge Date the Borrower shall have, at all times, one Independent Member; and

(ii) requires unanimous written approval of all members, partners or managers, as the case may be, including the Independent Member in order to authorize the filing of any insolvency or reorganization case or proceeding, instituting proceedings to have Borrower adjudicated bankrupt or insolvent, instituting proceedings under any applicable insolvency law, seeking any relief under any law relating to relief from debts or the protection of debtors, consenting to the filing or institution of bankruptcy or insolvency proceedings against Borrower, filing a petition seeking or consenting to reorganization, liquidation or relief with respect to Borrower under any applicable federal or state law relating to bankruptcy, reorganization or insolvency, seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for Borrower or a substantial part of its property, making any assignment for the benefit of creditors, admitting in writing the inability of Borrower to pay its debts as they become due, or taking action in furtherance of any of the foregoing.

Trapper Loan Agreement

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5.14 Interest Rate Protection. Not later than the date that is sixty (60) days from the Closing Date, the Borrower shall enter into the Initial Hedge; provided that if the Loan is still outstanding at the expiration date of the Initial Hedge, the Borrower shall enter into a Hedging Agreement with terms and conditions similar to such Initial Hedge, and in form and substance reasonably satisfactory to the Lenders (such agreement not to be unreasonably withheld), for the expected remaining term of the Loan. In addition, no later than the date that is eighteen (18) months after the Closing Date, the Borrower shall enter into one or more Permitted Swap Agreements for at least [***]% of the aggregate principal amount of the Loans outstanding and shall maintain such Permitted Swap Agreements (subject to any early terminations due to prepayments pursuant to Section 2.1(g)) thereafter until the fifth year anniversary of the Closing Date.

ARTICLE 6

NEGATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that, so long as this Agreement is in effect, it shall not:

6.1 Interest Rate Coverage Ratio. Permit the Interest Rate Coverage Ratio as of a Quarterly Date to be less than 1.40:1.00.

6.2 [Reserved.]

6.3 Limitations on Liens. (a) Create or assume any Lien on any Collateral, whether now owned or hereafter acquired, except for Permitted Liens or (b) suffer to exist any Lien on any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

6.4 Indebtedness. Incur, create, assume or permit to exist any Debt except for:

(a) Debt created under the Financing Documents;

(b) Debt permitted to be incurred under the Master Lease or the other Project Documents to which Borrower is a party; and

(c) the endorsement of negotiable instruments received in the ordinary course of Borrower’s business.

6.5 Sale or Lease of Assets. Sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired except:

(a) as permitted by the Operative Documents and the Customer Agreements; provided that any Net Cash Proceeds received pursuant to a Customer Buyout are used to prepay the Loans in accordance with Section 2.1(g)(ii);

(b) dispositions of obsolete, worn out or replaced property not used or useful in its business and disposed of in the ordinary course of its business; and

(c) dispositions of Upsize Projects.

Trapper Loan Agreement

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6.6 Changes. Conduct any business other than the acquisition and ownership of the Projects and activities related or incident thereto (including those contemplated by Borrower’s Operative Documents), hire or become an employer of an employee or assume or incur any obligation under or in connection with any ERISA Plan.

6.7 Distributions. Directly or indirectly, make or declare any Restricted Payment or incur any obligation (contingent or otherwise) to do so except for Restricted Payments:

(a) from proceeds of the Loans in accordance with Section 5.1;

(b) to Member from Rent Prepayments [***];

(c) to Member from [***];

(d) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, to Member from Upsize Rents on any Scheduled Payment Date;

(e) commencing on the first Scheduled Payment Date, on the first Scheduled Payment Date and, thereafter, on the first Scheduled Payment Date following each Quarterly Date to the extent such Scheduled Payment Date is prior to the eighteen (18) month anniversary of the Closing Date, and so long as (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) the Interest Rate Coverage Ratio as of such Quarterly Date, or with respect to the date that is the eighteen (18) month anniversary of the Closing Date, as of the immediately preceding Quarterly Date, is not less than 2.50:1.00, (iii) the Net Equity of the Borrower is at least [***]% and (iv) no Bankruptcy Event of SolarCity has occurred and is continuing, to Member from Excess Cash Flow; and

(f) to Member from proceeds of refunds received by Borrower under Section 11.3(c)(vii) of the Master Lease solely in an amount equal to the amounts previously contributed to Borrower by Member or SolarCity.

6.8 Investments. Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase, redeem or own any Equity Interests in, or any assets constituting an ongoing business from, or make or permit any other investment in, any Person, except for:

(a) investments in the Projects as contemplated in the Project Documents;

(b) Permitted Investments;

(c) investments permitted under the Operative Documents; and

(d) investments in Permitted Swap Agreements in accordance with Section 5.14.

Trapper Loan Agreement

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6.9 Federal Reserve Regulations. Apply any part of the proceeds of any Loan or the Rent or any other amounts received by the Borrower as a result of owning a Project to the purchasing or carrying of any Margin Stock.

6.10 Dissolution. Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of, all or any substantial part of its property, assets or business, or combine, merge or consolidate with or into any other entity; provided, however, that Borrower may sell, or otherwise dispose of assets as permitted by Section 6.5.

6.11 Amendments; Other Agreements.

(a) Without the prior written consent of the Majority Lenders, Borrower shall not (i) terminate or cancel, exercise any right or remedy under or pursuant to any breach or default of, (ii) amend, modify, supplement or consent to any change in any material provision of or (iii) waive any default under, material breach of, condition, closing deliverable or other required item under, or the performance of a material obligation by or any other Person under, the Master Lease or any other Project Document; provided, however, that no prior written consent by the Majority Lenders shall be required in the case of any amendment, modification or supplement to or waiver under the Master Lease or any other Project Document to (A) correct a manifest error therein that is not material, (B) increase the aggregate amount of Rent Payments payable by the Lessee, (C) add [***] as Project States (as such term is defined in the Master Lease) in accordance with the Master Lease or (D) allow Lessee to accept Customer Agreements with [***] terms.

(b) After the Closing Date, the Borrower shall not enter into any contract, agreement or instrument that would generate revenues for or would result in expenditures by Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year without the prior written consent of the Majority Lenders except for (i) contracts, agreements or instruments relating to the sale of any renewable energy credits or certificates, (ii) contracts, agreements or instruments entered into by Borrower in order to comply with its obligations under Section 6.1 and Section 6.3 of the Master Lease and (iii) fee letters with Lenders and New Lenders in connection with an Incremental Loan Commitment Increase, provided that any payment by Borrower of such fees shall be from proceeds of the Loans.

(c) Promptly after the execution and delivery thereof, Borrower shall furnish the Administrative Agent and the Lenders with copies of all waivers, amendments, supplements or modifications of any Project Document and any additional material contracts or agreements to which Borrower becomes a party after the Closing Date. For the avoidance of doubt, any contract, agreement or instrument for the payment or receipt by Borrower of an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall constitute a material contract or agreement.

6.12 Name and Location; Fiscal Year. Change its name, its principal place of business, accounting policies (except as permitted by GAAP) or its fiscal year without the Administrative Agent’s prior written consent.

Trapper Loan Agreement

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6.13 Assignment. Assign its rights hereunder, under any other Financing Document or under any Project Document to any Person except as permitted under the Financing Documents.

6.14 Transfer of Equity Interest. Cause, make, suffer, permit or consent to any creation, sale, assignment or transfer of any Equity Interest in Borrower.

6.15 Accounts. Establish or maintain any deposit or securities account other than the Accounts and the Existing Bank Account.

6.16 Transaction with Affiliates. Engage in any transactions with any of its Affiliates except in the ordinary course of business at prices and on terms and conditions not less favorable to Borrower than could be obtained on arm’s-length basis from unrelated third parties.

ARTICLE 7

ACCOUNTS; APPLICATION OF FUNDS

7.1 Accounts; Application of Funds in Accounts.

(a) On or prior to the Closing Date, Borrower shall cause the Accounts to be established at Depositary. Borrower shall, or shall cause, all Periodic Rents paid to Borrower under the Master Lease to be deposited in the Collection Account.

(b) Funds on deposit in the Accounts shall be applied in the manner, at the times and in the order of priority as set forth in the Depositary Agreement.

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

8.1 Events of Default. The occurrence of any of the following events shall constitute an event of default (individually, an “Event of Default,” and collectively, “Events of Default”) hereunder:

(a) Failure to Make Payments. Borrower shall fail to pay, in accordance with the terms of this Agreement, (i) any principal (other than prepayment payable pursuant to Section 2.1(g)(ii)) with respect to any Loan on the date that such principal is due, (ii) any interest on any Loan under this Agreement within three (3) Business Days after the date that such interest is due and (iii) any other payment (other than interest and principal covered by clause (i) and (ii), respectively) due under any Financing Document, including prepayments payable pursuant to Section 2.1(g)(ii)), within five (5) Business Days after the date that such payment is due.

(b) Judgments. A final judgment or judgments for the payment of money (if such payments are not covered by insurance or by a surety bond satisfactory to the Majority Lenders) shall be entered against Borrower in the aggregate amount of Two Hundred Fifty Thousand

Trapper Loan Agreement

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Dollars ($250,000) or more (other than (i) a judgment which is discharged within thirty (30) days after its entry, or (ii) a judgment, the execution of which is effectively stayed within thirty (30) days after its entry but only for thirty (30) days after the date on which such stay is terminated or expires); provided, however, that any such judgment or order shall not be (and shall not constitute part of) an Event of Default under this Section 8.1 if and for so long as (i) within thirty (30) days of the judgment being entered, the amount of such judgment order is fully covered (up to customary deductibles) by a valid and binding policy of insurance or by a surety bond between the defendant and the insurer covering payment thereof and satisfactory to the Majority Lenders and (ii) such insurer or surety has been notified of, and has accepted the claim made for payment of, the amount of such judgment or order.

(c) Misstatements. Any representation or warranty made by a Loan Party in the Financing Documents, any amendment or modification thereof or waiver thereto, or in any certificate or financial statement furnished pursuant thereto to any Agent or Secured Party pursuant to this Agreement or any other Financing Document, shall prove to have been inaccurate in any material respect as of the date such statement was made or certificate was so provided, as applicable.

(d) Bankruptcy. Any Loan Party shall become subject to a Bankruptcy Event.

(e) ERISA. (i) Borrower shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any ERISA Plan (that is not excepted under Section 408 of ERISA and regulatory guidance thereunder) resulting in a material liability to Borrower or (ii) an ERISA Event shall occur with respect to any ERISA Plan which results in or is reasonably expected to result in liability to the Borrower of Two Hundred Fifty Thousand Dollars ($250,000).

(f) Breach of Terms of Financing Agreements.

(i) Borrower shall fail to perform or observe any of the covenants set forth in Sections 5.1, 5.2(c), 5.5, 5.11, 5.14 and Article 6 or the Member shall fail to perform or observe any of the covenants set forth in Section 4(g) of the Member Pledge.

(ii) Any Loan Party shall fail to perform or observe any other covenant to be performed or observed by it hereunder or under any Financing Document and not otherwise specifically provided for elsewhere in this Section 8.1, and such failure shall continue unremedied for a period of thirty (30) days after Borrower becomes aware of such failure.

(g) Security. Any of the Collateral Documents, once executed and delivered, (i) shall fail to provide the Collateral Agent (on behalf of the Secured Parties) a first priority perfected security interest (subject only to Permitted Liens that, pursuant to the Legal Requirements, are entitled to a higher priority than the Lien of the Collateral Agent) in the Collateral, (ii) shall cease to be in full force and effect, or (iii) the validity or the applicability thereof to the Obligations to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of any Loan Party.

Trapper Loan Agreement

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(h) Change of Control. A Change of Control shall have occurred.

(i) Master Lease. (i) The Borrower shall default for a period beyond any applicable grace period of any material obligation required to be performed by it under the Master Lease or (ii) Lessee has taken any action to exercise its remedies under Section 12.3 of the Master Lease. For the avoidance of doubt, and without limitation, Borrower’s obligations under Section 6.3(a) and Section 11.3 of the Master Lease and its obligations under the Master Lease to comply with all applicable federal, state and local consumer protection laws shall constitute material obligations under the Master Lease.

(j) [***] Guarantee. Lessee Guarantor defaults on its payment obligations under the [***] Guarantee, or to the extent a Master Lease Letter of Credit is issued or delivered pursuant to Section 6.8 of the Master Lease, such Master Lease Letter of Credit ceases to be in full force and effect or is terminated or expires without being replaced.

(k) SolarCity Guarantee. SolarCity defaults on its payment obligations under the SolarCity Guarantee.

8.2 Remedies. (a) If any Event of Default (other than any event described in Section 8.1(d)) shall have occurred and be continuing, the Administrative Agent, upon the request of the Majority Lenders, shall by notice to the Borrower:

(i) immediately terminate the Commitments of each Lender and the obligation of each Lender to make Loans; and

(ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Financing Document, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Financing Document to the contrary notwithstanding.

(b) If any Event of Default described in Section 8.1(d) shall have occurred and be continuing:

(i) the Commitments of each Lender and the obligation of each Lender to make Loans shall automatically terminate (if not previously terminated or expired);

Trapper Loan Agreement

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(ii) the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Financing Document, shall automatically become due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Financing Document to the contrary notwithstanding.

(c) Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (a) and (b) above, each Secured Party shall be, subject to the terms of the Financing Documents, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Financing Documents to which it is a party or any applicable law.

ARTICLE 9

THE AGENTS; AMENDMENTS; ASSIGNMENTS

9.1 Appointment, Powers and Immunities.

(a) Appointment of Agents. Each Lender hereby appoints the Administrative Agent and the Collateral Agent its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are expressly delegated such Agent by the terms of this Agreement and the other Financing Documents, together with such other powers as are reasonably incidental thereto. None of the Agents shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Financing Document, and none of the Agents shall be a trustee for, or fiduciary of, any Secured Party. Notwithstanding anything to the contrary contained herein, none of the Agents shall be required to take any action which is contrary to this Agreement or any other Financing Documents or any Legal Requirement or exposes such Agent to any liability. None of the Agents or their respective Affiliates shall be responsible to any Secured Party for any recitals, statements, representations or warranties made by any Loan Party or any Affiliate of such Loan Party contained in this Agreement or any other Financing Document or in any certificate or other document referred to or provided for in, or received by any Agent, or any Secured Party under this Agreement or any other Financing Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Financing Document or any other document referred to or provided for herein or for any failure by a Loan Party or any Affiliate of such Loan Party to perform their respective obligations hereunder or thereunder.

(b) Powers and Immunities of Agent. None of the Agents or their respective directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Financing Document or in connection herewith or therewith, except for its own negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, each Agent (i) shall treat each Person whose name is recorded in the Register pursuant

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

to the terms hereof as a Lender hereunder for all purposes of this Agreement; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Secured Party for any statements, warranties or representations made in or in connection with any Project Document or Financing Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of any party thereto or to inspect the property (including the books and records) of Borrower or any other Person; and (v) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant hereto or thereto. Except as otherwise provided under this Agreement, the Administrative Agent shall take such action with respect to the Financing Documents as shall be directed by the Majority Lenders and the Collateral Agent shall take such action with respect to the Financing Documents as shall be directed by the Administrative Agent. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the gross negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Loans provided for under this Agreement as well as activities as Agent.

9.2 Reliance by Agent. Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy, telex or electronic mail) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent, as applicable. As to any other matters not expressly provided for by this Agreement, none of the Agents shall be required to take any action or exercise any discretion, but the Administrative Agent shall be required to act or to refrain from acting upon instructions of the Majority Lenders (except that no Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement, any other Financing Document or any Legal Requirement) and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Financing Document in accordance with the instructions of the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

9.3 Non Reliance; Other Roles. (a) Each Lender represents that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Loan Parties and the Projects and decision to enter into this Agreement and the other Financing Documents and agrees that it will, independently and without reliance upon the

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Agents, or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or the other Financing Documents. Each Agent and Secured Party shall not be required to keep informed as to the performance or observance by any Loan Party under this Agreement, any other Financing Document or any other document referred to or provided for herein or therein or to make inquiry of, or to inspect the properties or books of any Loan Party.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Financing Document, the Sole Bookrunner and Syndication Agent, the Documentation Agent, the Senior Managing Agent and each of the Joint Lead Arrangers are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Financing Document; it being understood and agreed that each of the Sole Bookrunner and Syndication Agent, the Documentation Agent, the Senior Managing Agent and each of the Joint Lead Arrangers shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Financing Documents. Without limitation of the foregoing, none of the Sole Bookrunner and Syndication Agent, Documentation Agent, the Senior Managing Agent and the Joint Lead Arrangers in their respective capacities as such shall, by reason of this Agreement or any other Financing Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

9.4 Defaults. Each Agent (acting in its capacity as the Administrative Agent or the Collateral Agent, as applicable, and not in any other capacity) shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received a written notice from another Secured Party or a Loan Party, referring to this Agreement, describing such Default or Event of Default and indicating that such notice is a “Notice of Default” or “Notice of Event of Default.” If any Agent receives a Notice of Default or Notice of Event of Default, such Agent shall give notice thereof to the other Agent and to the Lenders. Such Agent shall take such action with respect to such Default or Event of Default as is provided in this Agreement or in the other Financing Documents; provided, however, that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Secured Parties.

9.5 Indemnification. Without limiting the obligations (including, but not limited to, the Obligations) of Borrower hereunder, each Lender agrees to indemnify each of the Agents, ratably in accordance with its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise solely

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

from the relevant Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Agents shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse the relevant Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that such Agent is not reimbursed promptly for such expenses by Borrower.

9.6 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, with the consent of Borrower (provided that no Default or Event of Default has occurred and is continuing and such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the thirtieth (30th) day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Financing Document until such time, if any, as the Majority Lenders appoint, with the consent of Borrower (provided that no Default or Event of Default has occurred and is continuing and such consent not to be unreasonably withheld or delayed), a successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article 9 and Section 10.7 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

9.7 Authorization. The Administrative Agent is hereby authorized by the Lenders to execute, deliver and perform each of the Financing Documents to which the Administrative Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Administrative Agent contained in the Financing Documents. The Collateral Agent is hereby authorized by the Lenders to execute, deliver and perform each of the Financing Documents to which the Collateral Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Collateral Agent contained in the Financing Documents.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

9.8 Other Rights and Powers of Agent. The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers under the Financing Documents in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent. The term “Lender”, or “Lenders” shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any other Person thereof as though it were not an Agent hereunder and without any duty to account therefor to any Secured Party.

9.9 Amendments.

(a) Neither this Agreement nor any other Financing Document shall be amended, supplemented, modified or waived except pursuant to an agreement or agreements in writing entered into by Borrower and the Majority Lenders (or the Administrative Agent with the consent in writing of the Majority Lenders); provided, however, that no such supplemental agreement or agreements shall, without the consent of all the Lenders affected thereby:

(i) decrease the amount of, or extend the maturity of or any scheduled principal payment date or date for the payment or prepayment of, any principal, interest, fees or other amounts on or in respect of any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan;

(ii) modify or waive Section 2.6, Section 2.7, Section 2.8, Article 3, Section 5.1, Section 5.10, Section 7.1, Section 9.1, Section 9.13 or Section 9.14 and Section 2.2, Section 3.3 and Section 5.1 of the Depositary Agreement;

(iii) except in connection with an Incremental Loan Commitment Increase pursuant to Section 2.10, increase or extend the Commitments;

(iv) decrease or extend the date for payment of any Commitment Fees of any Lender;

(v) modify the definition “Eligible Assignee” or “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights under the Financing Documents;

(vi) permit Borrower to assign its rights under this Agreement or any other Financing Document;

(vii) amend this Section 9.9; or

(viii) release any Collateral or release any guarantees or undertakings under any of the Collateral Documents or allow the release of any funds from the Collection Account otherwise than in accordance the terms of the Financing Documents.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b) The Administrative Agent and Borrower may amend any Financing Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Financing Document.

(c) Notwithstanding anything to the contrary in this Section 9.9, (i) no amendment of any provision of this Agreement relating to any Agent shall amend, modify or otherwise affect the rights or duties of such Agent hereunder or under any other Financing Document without the prior written consent of such Agent and (ii) no Fee Letter may be modified or supplemented without the consent of each party thereto.

(d) Notwithstanding anything in this Agreement to the contrary:

(i) during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by law, such Lender will not be entitled to vote in respect of amendments, waivers or consents to be given hereunder or with respect to the taking of any action provided herein to be taken at the direction of the holders of a specified percentage of the aggregate principal amount of the Loans and Commitments then outstanding and the Loans and Commitments of such Lenders will not be taken into account in determining whether the Majority Lenders or all of the Lenders, as required, have approved such amendment, waiver, consent or direction (and the definition of “Majority Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that with respect to any Lender that is a Defaulting Lender, the consent of such Defaulting Lender will be required in the case of any amendment referred to in Section 9.9(a)(i), (iii), (v) and (viii); and

(ii) to the extent that [***] and/or any Affiliate(s) of [***] is a Lender hereunder (any such Person or Persons, a “[***] Lender”), such [***] Lender hereby waives its right to vote, and shall not be entitled to vote, with respect to any amendment, waiver, consent, direction or other action related to (x) any default of the Lessee under the Master Lease (including, for the avoidance of doubt, any default of the Lessee resulting from a default of the Lessee Guarantor under the [***] Guarantee) and (y) any Default or Event of Default resulting from a default of the Lessee under the Master Lease, including any amendment, waiver or other actions with respect to Sections 8.1(i) and 8.1(j), and the Commitments then outstanding and the Loans and Commitments of such [***] Lender shall not be taken into account in determining whether the Majority Lenders or all of the Lenders, as required, have approved such amendment, waiver, consent, direction or other action (and the definition of “Majority Lenders” will automatically be deemed modified accordingly).

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

9.10 Withholding Tax.

(a) If the forms or other documentation required by Section 2.4(g) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

(b) If the Internal Revenue Service or any authority of the United States of America or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify promptly the Administrative Agent fully for all amounts paid, directly or indirectly, by such Person as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out-of-pocket expenses.

9.11 [Reserved.]

9.12 [Reserved.]

9.13 Participations.

(a) Each Lender may without the consent of Borrower or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.4(d), 2.6, and 2.7 to the same extent as if they were Lenders and (iv) Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to matters requiring consent of all Lenders pursuant to Section 9.9). To the extent permitted by law, each participating bank or other Person shall also be entitled to the benefits of Section 10.2 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.5(b) as though it were a Lender. Other than as otherwise specified in this clause (a), no participating bank or other Person shall have any other rights under this Agreement, including direct rights against any Loan Party nor any rights to any remedies and shall not be considered for any purpose to be a party to this Agreement. In no event shall a Loan Party be responsible for any costs or expenses of any counsel engaged by a participating bank or other Person that has acquired a participation from a Lender.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b) Any Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register in which it enters the name and address of each participant, and the principal amount (and stated interest) of each participant’s interest in the Loans under the Financing Documents (the “Participant Register”); provided, that no Lender shall have an obligation to disclose the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that the Loans or other obligations under this Agreement are in registered form for tax purposes under Section 5f.103-1(c) of the United States Treasury Regulation. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender maintaining the Participant Register shall treat each person whose name is recorded in the register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent, in its capacity as such, shall have no responsibility for maintaining a Participant Register.

(c) Any Lender or participant may, in connection with any participation or proposed participation pursuant to this Section 9.13, disclose to the participant or proposed participant any information relating to the Loan Parties or their respective Affiliates furnished to such Lender by or on behalf of the Loan Parties; provided, that prior to any such disclosure of information designated by Borrower as confidential, each such participant or proposed participant shall execute an agreement whereby such participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.20.

9.14 Assignments.

(a) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) (x) except if such assignment is to a Lender, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and (y) other than if an Event of Default has occurred and is continuing or such assignment is to a Lender, an Affiliate of a Lender or a Related Fund, the Borrower (such consent not to be unreasonably withheld or delayed and such consent to be deemed granted if the Administrative Agent has not received a response by Borrower to such request for consent within five (5) Business Days from the date of a request therefor); provided, however, that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than One Million Dollars ($1,000,000) (or, if less, the entire remaining amount of such Lender’s Commitment or Loans), provided, that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500) (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and State securities laws) and all applicable tax forms. Upon acceptance and recording pursuant to clause (e) of this Section 9.14, from and after the effective date specified in each Assignment and Acceptance, the assigning Lender shall be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.4(d), 2.6, 2.7, and 5.10, as well as to any Fees accrued for its account and not yet paid).

(b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any Lien or adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in subclause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Financing Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto, or the financial condition of Borrower or any other Loan Party or the performance or observance by Borrower or any other Person of any of its obligations under this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto, or thereto, or in connection therewith; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and the other Financing Documents (other than the Fee Letters), together with copies of the most recent financial statements referred to in Section 3.1(i) or delivered pursuant to Section 5.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance referred delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment thereof, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and Borrower, each Lender and the Agents may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Collateral Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (a) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower, to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register; provided that the Administrative Agent shall have the right to obtain, verify and record information that will allow it to identify the assignee in accordance with the requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, prior to accepting such assignment. No assignment shall be effective unless it has been recorded in the Register as provided in this clause (d).

(e) At the assigning Lender’s option, Borrower shall execute and deliver to such new lender a new Note in the form attached hereto as Exhibit A, in a principal amount equal to the Loans being assigned, and Borrower shall execute and exchange with the assigning Lender a replacement note for any Note in an amount equal to amount of the Loans retained by the Lender, if any.

(f) Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 9.14, disclose to the assignee or proposed assignee any information relating to the Loan Parties or their respective Affiliates furnished to such Lender by or on behalf of the Loan Parties; provided, that prior to any such disclosure of information designated by Borrower as confidential, each such assignee or proposed assignee shall execute an agreement whereby such assignee shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.20.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

9.15 [Reserved.]

9.16 Assignability to Federal Reserve Bank or Central Bank.

(a) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided, that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(b) Any Lender or its direct or indirect parent may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank in the jurisdiction of such Lender, and this Section 9.16 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided, further, that any payment in respect of such pledge or assignment made by Borrower to or for the account of the pledging or assigning Lender in accordance with the terms of this Agreement shall satisfy Borrower’s obligations hereunder in respect of such pledged or assigned Loans to the extent of such payment.

9.17 [Reserved.]

9.18 Exercise of Discretion.

(a) To the extent that the Administrative Agent has the right to exercise discretion, make determinations or take actions pursuant to provisions of this Agreement and the other Financing Documents, the Administrative Agent hereby agrees that if, in any specific instance of exercising such discretion, making such determinations or taking such action, the Administrative Agent receives written instructions from the Majority Lenders, the Administrative Agent will exercise such discretion, make such determinations and take such actions in accordance with the written instructions from Majority Lenders in such instance with respect to the exercising of such discretion or the making of such determination. Notwithstanding the foregoing, each of the Lenders agree that until the Administrative Agent receives written instructions from Majority Lenders, the Administrative Agent may reasonably exercise discretion, make determinations and take actions and that the Administrative Agent shall have no obligation to seek any such written instructions.

(b) To the extent that the Collateral Agent has the right to exercise discretion, make determinations or take actions pursuant to provisions of this Agreement and the other Financing Documents, the Collateral Agent hereby agrees that if, in any specific instance of exercising such discretion, making such determinations or taking such action, the Collateral Agent receives

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

written instructions from the Administrative Agent, the Collateral Agent will exercise such discretion, make such determinations and take such actions in accordance with the written instructions of the Administrative Agent in such instance with respect to the exercising of such discretion or the making of such determination. Notwithstanding the foregoing, each of the Lenders and the Administrative Agent agree that until the Collateral Agent receives written instructions from the Administrative Agent, the Collateral Agent may reasonably exercise discretion, make determinations and take actions and that the Collateral Agent shall have no obligation to seek any such written instructions.

ARTICLE 10

MISCELLANEOUS

10.1 Addresses; Notices.

(a) Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

To Borrower:

AU Solar 2, LLC 3055 Clearview Way San Mateo, CA 94402
Attention:	General Counsel
Telephone:	(650) 638-1028
Telecopy:	(650) 638-1029
Email:	[Omitted]

To the Administrative Agent:

ING Capital LLC 1325 Avenue of the Americas New York, NY 10019
Attention:	Manager
Telephone:	(646) 424-6454
Telecopy:	(646) 424-6440
Email:	[Omitted]

To the Collateral Agent:

ING Capital LLC 1325 Avenue of the Americas New York, NY 10019
Telephone:	(646) 424-6454
Telecopy:	(646) 424-6440
Email:	[Omitted]

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

To the Lenders: At such address and fax number as set forth in Annex 2 or as each Lender may provide in writing to Borrower and the Administrative Agent.

(b) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (i) if delivered in person; (ii) if sent by a nationally recognized overnight delivery service; (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested; or (iv) if sent by telecopy or electronic mail with a confirmation of receipt. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of thirty (30) days’ written notice to the other parties in the manner set forth hereinabove.

(c) The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that notwithstanding anything to the contrary in clause (b) above, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Documents or to the Lenders under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Notice or a notice pursuant to Section 2.1(a)(iii), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides a Notice of Default or Notice of Event of Default under this Agreement or any other Financing Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Financing Documents but only to the extent requested by the Administrative Agent.

(d) The Borrower hereby acknowledges that the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”). All Borrower Materials, including requests for waivers and amendments, provided by or on behalf of the Borrower or the Administrative Agent pursuant to, or in the course of administering this Agreement or the other Financing Documents will be syndicate-level information, which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(e) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Documents.

(f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give notice or other communications pursuant to any Financing Document in any other manner specified in such Financing Document.

10.2 Right to Set-Off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement and other Financing Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Financing Document and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 10.2 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

10.3 Delay and Waiver. No failure or delay of the Administrative Agent, the Collateral Agent, any Lender in exercising any power or right hereunder or under any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Financing Document or consent to any departure by Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.9, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

10.4 Costs, Expenses and Attorney’s Fees. Borrower shall pay all reasonable costs and out-of-pocket expenses (a) incurred by the Agents and any Lender in connection with the preparation, negotiation, closing and costs of administering this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby shall be consummated and regardless of whether any Borrowing Date occurs) or in connection with any amendments, modifications or waivers of the provisions hereof and thereof, including the

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

reasonable fees, out-of-pocket expenses and disbursements of Chadbourne & Parke LLP or other counsel for the Agents and the Lenders; provided that (i) the Borrower shall only be required to reimburse the fees of one legal counsel for the Agents and the Lenders unless the Agents and the Lenders reasonably determine that the engagement of additional specialized or local legal counsel is required due to the fact that lead counsel does not have the expertise in such specialization or is not licensed to practice in such jurisdiction and (ii) the Agents and the Lenders shall provide the Borrower an estimate of such legal fees and expenses prior to the incurrence thereof, or (b) incurred by the Agents or any Lender in connection with the enforcement or protection of its rights under this Agreement and the other Financing Documents or in connection with the Loans.

10.5 [Reserved.]

10.6 Entire Agreement. This Agreement, the Fee Letters and the other Financing Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Financing Documents. Nothing in this Agreement or in the other Financing Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Financing Documents.

10.7 Governing Law. THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBIGATIONS LAW).

10.8 Severability. In case any one or more of the provisions contained in this Agreement or any other Financing Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.9 Headings. Article, Section and paragraph headings and the table of contents used herein have been inserted in this Agreement as a matter of convenience for reference only and are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.10 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to the Administrative Agent and Lenders pursuant to this Agreement, and (unless otherwise indicated) all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices consistently applied.

10.11 [Reserved.]

10.12 No Partnership, Etc. The Agents, the Lenders and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Financing Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between or among the Agents, the Lenders and Borrower or any other Person. Neither the Agents nor the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of Borrower or any other Person with respect to the Projects or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Projects and to perform all obligations under other agreements and contracts relating to the Projects shall be the sole responsibility of Borrower.

10.13 [Reserved.]

10.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.14.

10.15 Consent to Jurisdiction; Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, New York, United States of America, or of the United States of America for the Southern District of New York sitting in the Borough of Manhattan, The City of New York, New York, United States of America, any appellate court from any thereof, in any legal action or proceeding arising out of or relating to this Agreement or

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the other Financing Documents, or for the recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts of the State of New York or, to the extent permitted by law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Financing Documents against the Loan Parties or their respective properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any courts of the State of New York or Federal court, each sitting in the Borough of Manhattan, The City of New York, New York, United States of America. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.16 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.16 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

10.17 Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Borrower shall not assign or delegate any of its rights or duties under this Agreement without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment shall be null and void.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.18 Patriot Act, “Know Your Customer” Compliance. The Administrative Agent hereby notifies Borrower that, pursuant to the requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, it and any other Agent and any Lender shall be required to obtain, verify and record information that will allow it, any other Agent or any Lender to identify Borrower and the Member in accordance with such requirements of such rules and regulations. Borrower shall promptly deliver any documentation and other information as any Agent or any Lender may reasonably request in writing pursuant to such Person’s ongoing obligations under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

10.19 Binding Effect; Counterparts.

(a) This Agreement shall become effective when it shall have been executed by the Borrower and each of the Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

(b) This Agreement may be executed in one or more duplicate counterparts and by facsimile or other electronic transmission, each of which shall constitute an original but all of which shall become effective as provided in clause (a) above. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterparty of this Agreement.

10.20 Confidentiality. Each of the Agents, the Lenders and the Conduit Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees, agents, advisors, counsel and representatives (collectively, its “Representatives”) who have the need to know the Information to evaluate or engage in transactions contemplated by the Financing Documents (it being understood that, prior to any such disclosure, the Representative has signed a non-use and non-disclosure agreement in content similar to the provisions of this Section 10.20 or have otherwise been instructed by the Agent, Lender or Conduit Lender, as applicable, not to disclose such Information and to treat such Information confidentially in accordance with the terms of this Section 10.20), (b) to the extent requested or required by any governmental agency or other regulatory authority (including any self-regulatory organization having or claiming to have jurisdiction) or in connection with any legal proceedings to make any disclosure that is prohibited or otherwise constrained by this Section 10.20, the Agent, Lender or Conduit Lender, as applicable, will (other than in connection with any regulatory inquiry or proceeding), to the extent reasonably practicable and permitted by law, judicial or regulatory authority, provide Borrower and Member with prompt written notice of such requirement so that the Borrower or Member, as the case may be, may seek a protective order or other appropriate relief (at Borrower’s sole expense), and subject to the foregoing, such Agent, Lender or Conduit Lender,

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

as applicable, may furnish that portion (and only that portion) of the Information that the Agent, Lender or Conduit Lender, as applicable, is legally compelled or is otherwise required to disclose without liability hereunder, (c) subject to an agreement containing provisions substantially the same as those of this Section 10.20, to (i) any actual or prospective Conduit Lender, or any actual or prospective assignee of, or participant in any of its rights or obligations under this Agreement and the other Financing Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its obligations, (d) with the consent of the Borrower or (e) to the extent such Information becomes publicly known or generally made available other than as a result of a breach of this Section 10.20. For the purposes of this Section 10.20, “Information” shall mean (A) any information disclosed by Borrower, Member or its Affiliates, either directly or indirectly, in writing, orally or by inspection of tangible objects, including without limitation, algorithms, business plans, customer data, customer lists, customer names, designs documents, drawing, engineering information, financial analysis, forecasts, formulas, hardware configuration information, know-how, ideas, inventions, market information, marketing plans, processes, products, product plans, research, specifications, software, data tags and content, source code, trade secrets or any other information which is designated as “confidential,” “proprietary” or some similar designation or should be reasonably be understood by the receiving party as being confidential, (B) any information otherwise obtained, directly or indirectly, by a receiving party through inspection, review or analysis of the disclosed information and (C) this Agreement, the terms hereof and the transactions contemplated hereby. Information that is disclosed orally shall be “Information” for purposes of this Section 10.20 if it is (x) designated as confidential at the time of disclosure or within a reasonable time after disclosure; or (y) should be reasonably understood to be confidential. Information may also include information of a third party that is in the possession of Borrower, Member or its Affiliate and is disclosed to the Agents, Lenders and Conduit Lenders in connection with this Agreement. Clause (a) and (b) of the definition of Information shall not, however, include any information that (1) was publicly known and made generally available in the public domain prior to the time of disclosure, (2) becomes publicly known and made generally available after disclosure other than as a result of a breach of this Section 10.20, (3) is already in the possession of the Agent or Lender at the time of disclosure as shown by the Agent’s, Lender’s or Conduit Lender’s files and records immediately prior to the time of disclosure, (4) is obtained by the Agent, Lender or Conduit Lender from a third party lawfully in possession of such information and without a breach of such third party’s obligations of confidentiality, or (5) is independently developed by the Agent or Lender without use or reference to Borrower’s, Member’s or their Affiliates’ Information, as shown by documents and other competent evidence in the Agent’s, Lender’s or Conduit Lender’s possession. Any Person required to maintain the confidentiality of Information as provided in this Section 10.20 shall be considered to have complied with its obligation to do so if such Person has taken at least those measures that it take to protect its own confidential information of a similar nature, but in no case less than reasonable care (including, without limitation, all precautions the Agent, Lender or Conduit Lender employs with respect to its confidential materials). For the avoidance of doubt, any Borrower Materials are subject to the confidentiality provisions of this Section 10.20.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.21 Survival of Agreements. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fees or any other amount payable under this Agreement or any other Financing Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.4(d), 2.6, 2.7, 5.10, and 10.23 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

10.22 Amendments upon Termination of Master Lease. The parties hereto agree that if the Master Lease shall terminate or expire prior to the Discharge Date, the parties hereto shall enter into good faith negotiations to modify, supplement, amend or amend and restate this Agreement and the other Financing Documents as required to reproduce the same economic effect and commercial understanding set forth herein and therein.

10.23 Conduit Lenders. A Lender may designate a Conduit Lender to make its Loans, and the parties hereto acknowledge and agree that the Conduit Lender, together and collectively with the designating Lender, shall be considered as a “Lender” under this Agreement and the other Financing Documents; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; and provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.4(d), 2.6, 2.7, 5.10 or 10.4 than the designating Lender would have been entitled to receive in respect of the Loans made by such Conduit Lender or (b) be deemed to have any Commitment. The making of a Loan by a Conduit Lender hereunder shall utilize the applicable Commitment of a designating Lender to the same extent, and as if, such Loan were made by such designating Lender. The Borrower, each Lender and each Agent acknowledges and agrees that (i) no party hereto shall have recourse to a Conduit Lender in respect of any rights, obligations or other duties created under this Agreement other than those contained in Section 10.20 and any recourse to a Conduit Lender shall be limited to recourse against the Lender designating such Conduit Lender and (ii) prior to the date that is one year and one day (or such longer preference period as shall then be in effect plus one day) after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender, it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under Bankruptcy Law or state bankruptcy or similar laws.

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

AU SOLAR 2, LLC, a Delaware limited liability company

By:	/s/ Lyndon Rive
Name:	Lyndon Rive
Title:	President

ING CAPITAL LLC, as Administrative Agent and as Collateral Agent

By:	/s/ Erwin Thomet
Name:	Erwin Thomet
Title:	Managing Director

By:	/s/ Thomas Cantello
Name:	Thomas Cantello
Title:	Director

ING CAPITAL LLC, as Lender, Joint Lead Arranger, Sole Bookrunner and Sole Syndication Agent

By:	/s/ Erwin Thomet
Name:	Erwin Thomet
Title:	Managing Director

By:	/s/ Thomas Cantello
Name:	Thomas Cantello
Title:	Director

CIT BANK, as Lender

By:	/s/ Rhys Marsh
Name:	Rhys Marsh
Title:	Vice President

CIT FINANCE LLC, as Joint Lead Arranger and Documentation Agent

By:	/s/ Rhys Marsh
Name:	Rhys Marsh
Title:	Vice President

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender and Senior Managing Agent

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Richard McBride
Name:	Richard McBride
Title:	Director

ATLANTIC ASSET SECURITIZATION CORP., as a Conduit Lender

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Richard McBride
Name:	Richard McBride
Title:	Director

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender and Joint Lead Arranger

By:	/s/ David Lehman
Name:	David Lehman
Title:	Managing Director

Trapper Loan Agreement

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A

to Loan Agreement

FORM OF NOTE

$[ ]	[ ] [ ], 2014
New York, New York

FOR VALUE RECEIVED, AU Solar 2, LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to [                    ] (the “Lender”), for account of its respective Lending Office specified in Annex 3 to the Loan Agreement referred to below, the principal sum of [—] DOLLARS ($[—]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement), in lawful money of the United States and in immediately available funds, on the Loan Maturity Date, and to pay interest on the unpaid principal amount of each such Loan, at the Lending Office, in like money and funds, for the period commencing on the date each such Loan is made until such Loan shall be paid in full, at the rates per annum and on the dates specified in the Loan Agreement.

The date, amount, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal of such Loan, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached to this Note or any continuation of such schedule, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or under this Note in respect of the Loans made by the Lender.

This Note is one of the Notes referred to in Section 2.1(e) the Loan Agreement dated as of May 23, 2014 (as amended, modified and supplemented and in effect from time to time, the “Loan Agreement”) by and among the Borrower, each of the lenders that are or may become party to the Loan Agreement, including the Lender (collectively, the “Lenders”), ING Capital LLC, CIT Finance LLC, and Goldman Sachs Lending Partners LLC, as joint lead arrangers, Crédit Agricole Corporate and Investment Bank, as Senior Managing Agent, and ING Capital LLC, as administrative agent and collateral agent for the Lenders, and evidences Loans made by the Lender under the Loan Agreement. Capitalized terms used but not defined in this Note have the meanings assigned to them in the Loan Agreement.

The Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified in the Loan Agreement. This Note is secured by and entitled to the benefits of the Collateral Documents.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. A-1

Except as permitted by Section 9.14 of the Loan Agreement, this Note may not be assigned by the Lender to any other Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

[Signature Page Follows]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. A-2

AU SOLAR 2, LLC, a Delaware limited liability company

By:
Name:
Title:

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. A-3

This Note evidences Loans made under the Loan Agreement to the Borrower on the dates, in the principal amounts, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments and prepayments of principal set forth below:

Date Made	Amount of Loan	Interest Period	Paid or Prepaid	Principal Amount Balance Outstanding

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. A-4

EXHIBIT B

to Loan Agreement

FORM OF NOTICE OF BORROWING

[DATE]

TO:	ING Capital LLC 1325 Avenue of the Americas New York, New York 10019
	Telephone:	(646) 424-6454
	Telecopy:	(646) 424-6440
	Attention:	Manager

FROM:	AU Solar 2, LLC (the “Borrower”)

RE:	Notice of Borrowing No. [INSERT NUMBER and LOAN TRANCHE]

This Notice of Borrowing is delivered to you pursuant to Section 2.1(a)(iii) of the Loan Agreement, dated as of May 23, 2014 (as amended, modified and supplemented and in effect from time to time, the “Loan Agreement”), among the Borrower, ING Capital LLC, CIT Finance LLC, and Goldman Sachs Lending Partners LLC, as joint lead arrangers, Credit Agricole Corporate and Investment Bank, as Senior Managing Agent, ING Capital LLC, as the administrative agent (the “Administrative Agent”) and the collateral agent (the “Collateral Agent” and, together with the Administrative Agent, the “Agents”), and the Lenders from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

The Borrower hereby gives you notice of the borrowing specified below

(a)	The proposed date of the Borrowing is [ ], which is a Business Day (the “Borrowing Date”).

(b)	The aggregate principal amount of the requested borrowing of the Loans in respect of the Projects listed on Schedule 1 attached hereto (each such Project, the “Current Project”) is $[—] (the “Borrowing”).

(c)	Pursuant to the Loan Agreement, the Interest Period with respect to the Borrowing is [ ]-month[s].

(d)	Attached hereto as Schedule 2 is a true and correct copy of the Sizing Model with respect to the requested Loan Tranche.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. B-1

(e)	[Based on Borrower’s calculation attached hereto as Schedule 3, the True-Up Margin Amounts is $[—]. Such amount shall be deducted from proceeds of the requested Borrowing.][1]

The Borrower hereby certifies that the following statements are true and correct on the date hereof:

(a)	No Default or Event of Default has occurred and is continuing or will result from the Borrowing on the Borrowing Date.

(b)	[The representations and warranties in Section 4.1 of the Loan Agreement (other than clauses (g), (k) and (s)) are true and correct in all material respects (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date). For avoidance of doubt, for purposes of the representations and warranties referred to in this clause (b), “Operative Documents” shall only include documents executed or already executed as of the date hereof][2] [All the representations and warranties of the Loan Parties under the Financing Documents are true and correct in all material respects (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date)][3].

(c)	A sufficient amount of the Total Loan Commitment remains available to finance the requested Borrowing.

[The Borrower acknowledges that (a) the Lender will not make the requested Loans available unless all conditions precedent to making such Loans under the Loan Agreement have been satisfied or waived and (b) if all such conditions to lending are not satisfied or waived on the Borrowing Date, then the Lenders will have sustained funding losses as a result of such failure of borrowing. Accordingly, except in the event that the Borrower has rescinded this Borrowing Notice in accordance with Section 2.1(a)(v) of the Loan Agreement, the Borrower agrees to reimburse each Lender for any loss or expense in accordance with Section 2.7 of the Loan Agreement.]4

[1]	Insert for final Borrowing Notice.
[2]	Insert for initial borrowing notice issued prior to execution of Loan Agreement.
[3]	Insert for all borrowing notices delivered after execution of Loan Agreement.
[4]	Insert for all borrowing notices delivered after execution of Loan Agreement.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. B-2

The Borrower hereby instructs you to transfer the gross proceeds of the Borrowing to the Borrower as indicated below:

Account No.	Name, Address, ABA#, and Attn: For Bank

Attention:

Unless [(i) the Closing Date does not occur on the Borrowing Date or (ii)]5 rescinded by Borrower pursuant to Section 2.1(a)(v) of the Loan Agreement, this Borrowing Notice shall be irrevocable.

THIS NOTICE OF BORROWING SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE TO FOLLOW]

[5]	Insert for initial borrowing notice issued prior to execution of Loan Agreement.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. B-3

IN WITNESS WHEREOF, the undersigned Responsible Officer of the Borrower has executed this Notice of Borrowing on the date first set forth above.

AU SOLAR 2, LLC, a Delaware limited liability company

By:
Name:
Title:

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. B-4

Schedule 1

List of Current Projects

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. B-5

Schedule 2

Sizing Model

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. B-6

Schedule 3

Calculation of True-Up Margin

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. B-7

EXHIBIT C

to Loan Agreement

FORM OF WITHHOLDING CERTIFICATE (PORTFOLIO INTEREST)

Date:

AU Solar 2, LLC, as the Borrower

In connection with the Loan Agreement, dated on or about May 23, 2014, among AU Solar 2, LLC, a Delaware limited liability company (the “Borrower”), ING Capital LLC, as administrative agent and collateral agent, and the Lenders and other parties thereto (as amended, modified and supplemented and in effect from time to time, the “Loan Agreement”), the undersigned hereby certifies, represents and warrants that the undersigned: (a) is the beneficial owner of the interest income which arises from its share of the interest income arising from the Loan Agreement, (b) is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), (c) is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and (d) is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(c) of the Code.

We enclose two signed copies of Form W-8BEN of the U.S. Internal Revenue Service.

Yours faithfully,

By:
Name:
Title:

Enclosures

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. C-1

EXHIBIT D

to Loan Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”), dated as of                     , is by and between                      (the “Assignor”) and                      (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to the Loan Agreement, dated as of May 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AU Solar 2, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, ING Capital LLC, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”), and other Persons party thereto;

WHEREAS, Assignor desires to assign certain of its interests under the Loan Agreement to Assignee in accordance with Section 9.14 thereof;

WHEREAS, as provided under the Loan Agreement, Assignor is a Lender and, as such, as of the date hereof has the outstanding Commitments and has disbursed the outstanding Loans set forth in Annex 1 hereto;

WHEREAS, Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to accept and assume from the Assignor, a      percent (     %) interest in (i) the Loans and (ii) all of the other rights and obligations of the Assignor under the Loan Agreement and the other Financing Documents to the extent related to such Loans to be assigned, all on the terms and subject to the conditions of this Agreement (such interest in such rights and obligations being hereinafter referred to as the “Assigned Interest”); and

WHEREAS, after giving effect to the assignment and assumption under this Agreement, the respective Loans and Commitments of Assignor and Assignee shall be in the amounts set forth on Annex 1.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. D-1

2. Assignment.

(a) As of the effective date set forth on the signature page to this Agreement (the “Effective Date”), subject to and in accordance with the Loan Agreement, the Assignor irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to Assignee, and the Assignee irrevocably purchases, accepts and assumes from the Assignor, the Assigned Interest, which shall include (i) all of Assignor’s rights and obligations in its capacity as a Lender with respect to the Assigned Interest under the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith to the extent related to the Assigned Interest and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender), to the extent related to the Assigned Interest, against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity (the foregoing rights, obligations and interests, collectively, the “Assigned Rights”).

(b) Upon acceptance and recording of the assignment and assumption made pursuant to this Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest and the Assigned Rights (including all payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued prior to the Effective Date and to the Assignee for amounts that have accrued from and including the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Each of the Assignor and the Assignee agrees that if it receives any amount under the Loan Agreement or any other Financing Document that is for the account of the other, it shall hold the same for the other to the extent of the other’s interest therein and shall pay promptly the same to the other.

3. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 2 hereof, the Assignee shall pay to the Assignor, on the Effective Date, in the lawful currency of the United States and in immediately available funds, an amount equal to                      Dollars ($            ), without set-off, counterclaim or deduction of any kind.

[(b) As a condition to the Effective Date, Assignee shall pay to the Administrative Agent in the lawful currency of the United States and in immediately available funds the processing and recordation fee of three thousand five hundred Dollars ($3,500), without set-off, counterclaim or deduction of any kind.]6

[6]	Fee of $3,500 may be waived or reduced at Administrative Agent’s sole discretion.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. D-2

4. Representations, Warranties and Undertakings.

(a) The Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Assigned Interest and such Assigned Interest is free and clear of any Lien or adverse claim and (B) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) makes no representation or warranty and assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Loan Agreement or the other Financing Documents or the execution, legality, validity, enforceability or genuineness, or sufficiency of value of the Loan Agreement, the other Financing Documents, or any other instrument or document furnished pursuant thereto or in connection therewith or (B) the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Person of any of its obligations under the Loan Agreement, any other Financing Document, or any other instrument or document furnished pursuant thereto or in connection therewith.

(b) The Assignee (i) represents and warrants that it (A) has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement and the other Financing Documents, and (B) meets all requirements of an Eligible Assignee, (ii) acknowledges and confirms that it has received a copy of the Loan Agreement, each other Financing Document (other than the Fee Letters) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest and assume the Assigned Rights, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Borrower, or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or any other Financing Document, (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement or the other Financing Documents as are delegated to such Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto and (v) will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender. The Assignee further confirms and agrees that in becoming a Lender and in making its Loans under the Loan Agreement, such actions have and will be made without recourse to, or representation or warranty, by any Secured Party.

(c) The Assignee further agrees to furnish to the Administrative Agent and, to the extent required by the Loan Agreement, the Borrower, no later than the Effective Date, an Administrative Questionnaire and any tax forms required under the Loan Agreement, including the tax form required by Section 2.4(g) of the Loan Agreement.

5. Effectiveness.

(a) The effectiveness of the sale, assignment and transfer hereunder is subject to (i) the due execution and delivery of this Agreement by the Assignor and the Assignee, (ii)

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. D-3

except if such assignment is to a Lender, the receipt by the Assignor of the payment provided for in Section 3(a) hereof, (iii) consent by (1) the Administrative Agent (not to be unreasonably withheld or delayed) and (2) except if such assignment is to a Lender, an Affiliate of a Lender or a Related Fund, or an Event of Default has occurred and is continuing, the Borrower (provided that, such consent of the Borrower shall not be unreasonably withheld or delayed, and the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice hereof), (iv) the receipt by the Administrative Agent of the processing and recordation fee provided for in Section 3(b) hereof (if any), and (v) the registration of such assignment by the Administrative Agent in the Register in accordance with Section 9.14(c) of the Loan Agreement.

(b) If applicable, simultaneously with the execution and delivery by the parties hereto of this Agreement to the Administrative Agent for its recording in the Register, the Assignor shall deliver its Note with respect to such assigned Loans and/or Commitments (if any) to the Administrative Agent and may request that new Notes be executed and delivered to [the Assignor and] the Assignee and reflecting [the respective amounts of the reduced undisbursed Commitment and outstanding principal of Assignor and] the assigned and assumed outstanding principal and undisbursed Commitment of the Assignee (plus, if the Assignee is already a Lender, the amount of its outstanding principal and undisbursed Commitment immediately prior to the assignment effected hereby). Any such new Note shall carry the rights to unpaid accrued interest that were carried by any applicable superseded Note(s) such that no loss of interest shall result therefrom. Any applicable new Note executed and delivered in accordance with the foregoing shall have set forth thereon a legend substantially in the following form:

“This Note is issued in replacement of [describe replaced note] and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest that were carried by such replaced Note, such that no loss of interest shall result from any such replacement.”

If the Assignee is already a Lender, it shall (promptly following its receipt of such new Note payable to it) return to the Borrower the prior Note, if any, held by it.

(c) Except as otherwise provided in the Loan Agreement, effective as of the Effective Date:

(i) the Assignee shall be deemed automatically to have become a party to, and the Assignee agrees that it will be bound by the terms and conditions set forth in, the Loan Agreement, and shall have all the rights and obligations of a “Lender” under the Loan Agreement and the other Financing Documents as if it were an original signatory thereto or an original Lender thereunder with respect to the Assigned Interest and the Assigned Rights; and

(ii) the Assignor shall relinquish its rights (but shall continue to be entitled to the benefits of Sections 2.4(d), 2.6, 2.7 and 5.10 of the Loan Agreement, as well as to any Fees accrued for its account and not yet paid) and be released from its obligations under the Loan Agreement and the other Financing Documents to the extent specified herein.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. D-4

6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

7. Counterparts. This Agreement may be executed in one or more duplicate and by facsimile or other electronic transmission, each of which shall constitute an original. Delivery of an executed counterpart of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

8. Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement including, without limitation, the delivery of any notices to the Borrower or the Agents that may be required in connection with the assignment contemplated hereby.

9. Binding Effect; Amendment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Loan Agreement. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by each party hereto and by the Administrative Agent.

10. Administrative Agent Enforcement. The Administrative Agent shall be entitled to rely upon and enforce this Agreement against the Assignor and the Assignee in all respects.

[The remainder of this page is intentionally blank. The next page is the signature page.]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. D-5

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Lender Assignment Agreement to be executed by their duly authorized officers.

The effective date for this Agreement is [the date this Agreement is acknowledged and accepted by the Administrative Agent [and the Borrower]             , 20     (the “Effective Date”).

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

[ING CAPITAL LLC as Administrative Agent

By:
Name:
Title:][7]

[7]	Per Section 9.14(a) of the Loan Agreement and Section 5 of this Agreement, except if such assignment is to a Lender, Administrative Agent consent is required (such consent of the Administrative Agent not to be unreasonably withheld or delayed).

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. D-6

[AU SOLAR 2, LLC

By:

Name:
Title:][8]

[8]	Per Section 9.14(a) of the Loan Agreement and Section 5 of this Agreement, Borrower consent is required except if such assignment is to a Lender, an Affiliate of a Lender or a Related Fund, or an Event of Default has occurred and is continuing (provided that, such consent of the Borrower shall not be unreasonably withheld or delayed, and the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice hereof).

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. D-7

Annex I

to Lender Assignment Agreement

[Note: Include only those Loans that Assignor has an interest in.]9

Assignor’s Undisbursed Commitment Pre- Assignment	Assignor’s Outstanding Loans Pre- Assignment	Percentage (of Assignor’s interests) Assigned		Assignor’s Undisbursed Commitment Post- Assignment	Assignor’s Outstanding Loans Post- Assignment	Assignee’s Undisbursed Commitment Post- Assignment	Assignee’s Outstanding Loans Post- Assignment[10]
$	$		%	$	$	$	$
$	$		%	$	$	$	$
$	$		%	$	$	$	$
$	$		%	$	$	$	$
$	$		%	$	$	$	$

[9]	The Assignment Amount shall not be less than one million Dollars ($1,000,000) and in integral multiples of one million Dollars ($1,000,000) in excess thereof (or if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met.
[10]	If Assignee is already a Lender, the last two columns should be calculated taking into account only the Commitments and Loans assumed by Assignee pursuant to this Agreement.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. D-8

EXHIBIT E

to Loan Agreement

FORM OF INCREMENTAL LOAN COMMITMENT INCREASE NOTICE

[Letterhead of Borrower]

ING Capital LLC

as Administrative Agent

1325 Avenue of the Americas

New York, NY 10019

Attn: Manager

Fax: (646) 424-6440

[DATE]

Re:	AU Solar 2, LLC
Incremental Loan Commitment Increase Notice

Ladies and Gentlemen:

The undersigned, AU Solar 2, LLC, a Delaware limited liability company (the “Borrower”), refers to the Loan Agreement, dated as of May 23, 2014, as amended from time to time, restated, supplemented or otherwise modified (the “Loan Agreement”) by and among the Borrower, the Lenders from time to time party thereto, ING Capital LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Secured Parties, and the other Persons party thereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

The Borrower hereby requests an Incremental Loan Commitment Increase under Section 2.10 of the Loan Agreement and in connection therewith sets forth below the information relating to such Incremental Loan Commitment Increase (the “Proposed Incremental Loan Commitment Increase”) as required by such Section 2.10 of the Loan Agreement:

(a) The Business Day of the Proposed Incremental Term Loan Commitment Increase is             , 20    .

(b) The amount of the Proposed Incremental Term Loan Commitment Increase is          Dollars ($        ).

(c) Each of the conditions set forth in Section 2.10(e)(i), (ii), (iii), and (iv) of the Loan Agreement have been met as of the date of this Incremental Term Loan Commitment Increase Notice.

[The remainder of this page is intentionally blank. The next page is the signature page.]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. E-1

IN WITNESS WHEREOF, the undersigned has executed this Incremental Loan Increase Notice as of the date first written above.

AU SOLAR 2, LLC

By:

Name:

Title:

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. E-2

EXHIBIT F

to Loan Agreement

FORM OF NEW LENDER ACCESSION AGREEMENT

This ACCESSION AGREEMENT (this “Accession Agreement”), dated as of                     , is by                      (the “New Lender”).

RECITALS

WHEREAS, reference is made to the Loan Agreement, dated as of May 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), AU Solar 2, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, ING Capital LLC, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”), and the other Persons party thereto; and

WHEREAS, the New Lender has accepted an offer to provide an Incremental Loan Commitment to the Borrower in an aggregate principal amount not to exceed          Dollars ($        ), subject to the terms of the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

SECTION 2. Assumption. As of the effective date set forth on the signature page to this Accession Agreement (the “Effective Date”), subject to and in accordance with the Loan Agreement, the New Lender irrevocably agrees to provide the Incremental Loan Commitment. The New Lender shall have all of the rights and be subject to all of the obligations in its capacity as a Lender under the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith and shall have all rights to all claims, suits, causes of action and any other right of a Lender against any Person, that arise from transactions, events or occurrences on or after the Effective Date, whether known or unknown, arising under or in connection with the Loan Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, statutory claims and all other claims at law or in equity.

Upon acceptance and recording of the assumption made pursuant to this Accession Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Incremental Loan Commitment and any

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. F-1

Incremental Loans made by the New Lender (including all payments of principal, interest, fees and other amounts) to the New Lender for amounts that have accrued from and including the Effective Date.

SECTION 3. Representations, Warranties and Undertakings. The New Lender: (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Accession Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement and the other Financing Documents, (ii) acknowledges and confirms that it has received a copy of the Loan Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Accession Agreement and to provide the Incremental Loan Commitment and any Loans made by the New Lender, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Borrower, or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or any other Financing Document, (iv) appoints and authorizes each Agent and the Depositary Bank to take such action as agent on its behalf and to exercise such powers under the Loan Agreement or the other Financing Documents as are delegated to such Agent or the Depositary Bank, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto and (v) will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender. The New Lender further confirms and agrees that in becoming Lender and in making Loans under the Loan Agreement, such actions have and will be made without recourse to, or representation or warranty, by any Secured Party.

The New Lender further agrees to furnish to the Administrative Agent and, to the extent required by the Loan Agreement, the Borrower, no later than the Effective Date, an Administrative Questionnaire and any tax forms required under the Loan Agreement.

SECTION 4. Effectiveness. The effectiveness of the making of the Commitment hereunder is subject to (i) the due execution and delivery of this Accession Agreement by the New Lender, (ii) consent, not to be unreasonably withheld, by the Administrative Agent and the Borrower to this Accession Agreement, (iii) the registration of such Incremental Loan Commitment by the Administrative Agent in the Register and (iv) the satisfaction (or waiver) of each of the conditions set forth in Section 2.10(e) of the Loan Agreement.

Simultaneously with the execution and delivery by the parties hereto of this Accession Agreement to the Administrative Agent for its recording in the Register, the New Lender may request that Notes be executed and delivered to the New Lender reflecting the amounts of the Commitment of the New Lender.

Except as otherwise provided in the Loan Agreement, effective as of the Effective Date, the New Lender shall be deemed automatically to have become a party to, and the New Lender agrees that it will be bound by the terms and conditions set forth in, the Loan Agreement, and shall have all the rights and obligations of a “Lender” under the Loan Agreement and the other Financing Documents for the Loans and/or Commitments held by it as if it were an original signatory thereto or an original Lender thereunder.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. F-2

SECTION 5. Governing Law. THIS ACCESSION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Accession Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Accession Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Accession Agreement.

SECTION 7. Further Assurances. The New Lender hereby agrees to execute and deliver such other instruments, and take such other action, as either the Borrower or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Accession Agreement including, without limitation, the delivery of any notices to the Borrower or the Agents that may be required in connection herewith.

SECTION 8. Binding Effect; Amendment. This Accession Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Loan Agreement. No provision of this Accession Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by the New Lender and the Administrative Agent.

SECTION 9. Administrative Agent Enforcement. The Administrative Agent shall be entitled to rely upon and enforce this Accession Agreement against the New Lender in all respects.

[The remainder of this page is intentionally blank. The next page is the signature page.]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. F-3

IN WITNESS WHEREOF, the undersigned have caused this Accession Agreement to be duly executed by a Responsible Officer as of the date first above written.

The effective date for this Accession Agreement is the date this Accession Agreement is acknowledged and accepted by the Administrative Agent and the Borrower             , 20     (the “Effective Date”).

[NEW LENDER]

By:
Name:
Title:

ING CAPITAL LLC as Administrative Agent

By:
Name:
Title:

AU SOLAR 2, LLC, as Borrower

By:
Name:
Title:

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. F-4

EXHIBIT G

to Loan Agreement

FORM OF INCREASING INCREMENTAL LENDER CONFIRMATION

Reference is made to the Loan Agreement, dated as of May 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AU Solar 2, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, ING Capital LLC, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, including any successor thereto, the “Collateral Agent”), and the other Persons party thereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

The undersigned Lender hereby certifies as follows:

1. In accordance with Section 2.10 of the Loan Agreement, such Lender has agreed to increase its Incremental Loan Commitment under the Loan Agreement as of [            ], 201[    ] (the “Incremental Loan Increase Date”). Such Incremental Loan Commitment Increase is subject to the satisfaction (or waiver) of the conditions set forth in Section 2.10(e) of the Loan Agreement on or prior to the Incremental Loan Commitment Increase Date. After giving effect to such Incremental Loan Commitment Increase, the Commitments of such Lender shall be in the amounts set forth on Annex 1.

[The remainder of this page is intentionally blank. The next page is the signature page.]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. G-1

IN WITNESS WHEREOF, the undersigned have caused this Increasing Incremental Lender Confirmation to be duly executed as of the date first above written.

[NAME OF INCREASING INCREMENTAL LENDER]

By:
Name:
Title:
Date:

For acceptance and recordation in the register:

ING CAPITAL LLC, as Administrative Agent

By:
Name:
Title:

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. G-2

Annex I

to Increasing Incremental Lender Confirmation

Lender’s Undisbursed Commitment Pre- Commitment Increase	Lender’s Outstanding Loans Pre- Commitment Increase	Lender’s Undisbursed Commitment Post- Commitment Increase	Lender’s Outstanding Loans Post-Commitment Increase
$	$	$	$

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. G-3

EXHIBIT H

to Loan Agreement

FORM OF INDEPENDENT ENGINEER CLOSING CERTIFICATE

15 May 2014

To:	ING Capital LLC,

CIT Bank LLC

Goldman Sachs Lending Partners LLC

Credit Agricole Corporate and Investment Bank

Re:	Independent Engineer’s Report, “2014 SolarCity Residential Fleet IE Report”, Reference #702830-USSD-R-01, Issue B, Final, dated 6 May 2014 and Independent Engineer’s Report, “2014 SolarCity Commercial Fleet IE Report”, Reference #702830-USSD-R-01, Issue B, Final, dated 6 May 2014 (together, the “Reports”), issued by [***] (“Independent Engineer”)

Ladies and Gentlemen:

This reliance letter is provided pursuant to that certain Loan Agreement (the “Agreement”), dated as of May 23, 2014 between AU Solar 2, LLC (the “Borrower”), and ING Capital LLC, CIT Bank LLC, Goldman Sachs Lender Partners LLC, and Credit Agricole Corporate and Investment Bank (collectively, the “Lenders”).

Independent Engineer certifies that: (a) attached hereto as Exhibit A are true, correct and complete copies of the Reports; and (b) the Reports represent Independent Engineer’s professional opinion as of the date thereof.

Notwithstanding anything to the contrary contained in the Reports, Independent Engineer hereby confirms that the Lenders shall be permitted to rely on the Reports as if the Reports was specifically addressed to the Lenders, subject to the GL GH Standard Terms and Conditions included in the proposal to the Borrower, reference 702830-USSD-P-01, Issue A, dated 25 April 2014 and including the limitation on Independent Engineer’s liability set forth therein.

Independent Engineer disclaims any obligation to update this letter after the date hereof. This letter is not intended to be, and may not be, relied upon by any parties other than the Lenders.

[Signature Page to Follow]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. H-1

Very truly yours,

[***]

[***]
[***]
[***]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. H-2

Attachment I

Independent Engineer’s Report (Residential Fleet), Reference #702830-USSD-R-01, Issue B, Final, dated 6 May 2014.

Independent Engineer’s Report (Commercial Fleet), Reference #702830-USSD-R-02, Issue B, Final, dated 6 May 2014.

(attached)

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Ex. H-1

SCHEDULE 3.1(m)

To Loan Agreement

EXISTING BANK ACCOUNTS

Account Name: AU Solar 2, LLC

Bank Name: [***]

ABA Number: [***]

Account Number: [Omitted]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Sch. 3.1(m)-1

SCHEDULE 5.13

To Loan Agreement

SEPARATENESS PROVISIONS

The Company shall maintain its existence separate and distinct from any other Person, including taking the following actions:

(a) maintaining in full effect its existence, rights and franchises as a limited liability company under the laws of the formation state and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to properly administer this Agreement and permit and effectuate the transactions contemplated hereby and thereby;

(b) maintaining its own deposit accounts, separate from those of any other Person, any of its officers and their respective Affiliates;

(c) conducting all material transactions between the Company and any of its Affiliates on an arm’s length basis and on a commercially reasonable basis;

(d) conducting its affairs separately from those of any other Person, any of its officers or any of their respective Affiliates and maintaining accurate and separate books, records and accounts and financial statements;

(e) acting solely in its own limited liability company name and not that of any other Person, any of its officers or any of their respective Affiliates, and at all times using its own stationery, invoices and checks separate from those of any other Person, any of its officers or any of their respective Affiliates;

(f) not holding itself out as having agreed to pay, or as being liable for, the, obligations of the Member or any of its respective Affiliates;

(g) maintaining all of its assets in its own name and not commingling its assets with those of any other Person;

(h) paying its own operating expenses and other liabilities out of its own funds;

(i) observing all limited liability company formalities, including maintaining meeting minutes or records of meetings and acting on behalf of itself only pursuant to due authorization, required hereby and by the Certificate;

(j) maintaining adequate capital for the normal obligations reasonably foreseeable in light of its contemplated business operations;

(k) paying its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its own assets; and

(l) holding itself out to the public as a legal entity separate and distinct from any other Person.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Sch. 5.13-1

ANNEX 1

To Loan Agreement

ACCOUNT INFORMATION

Pay to: [***]

ABA No.: [***]

Account Number: [Omitted]

Account Name: ING Capital LLC Loans/Agency NY

Reference: AU Solar II, LLC

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex 1-1

ANNEX 2

To Loan Agreement

LENDERS/LENDING OFFICES

Lender	Lending Office
CIT Bank	CIT Corporate Finance – Energy 11 West 42nd Street, 12th Floor New York, NY 10036
	Attention:	Michael Cerniglia, Vice President
	Telephone:	(212) 771-9657
	Telecopy:	(212) 771-6023
	E-mail:	[Omitted]

Crédit Agricole Corporate and Investment Bank	Atlantic Asset Securitization LLC c/o Credit Agricole Corporate and Investment Bank Global Markets Division, Securitization - Americas 1301 Avenue of the Americas, 17th Floor New York, NY 10019
	Attention:	Roman Burt, Senior Associate
	Telephone:	(212) 261-3996
	Email:	[Omitted]

with a copy to:

Credit Agricole Corporate and Investment Bank Global Markets Division, Securitization - Americas 1301 Avenue of the Americas, 17th Floor New York, NY 10019
	Attention:	Roman Burt, Senior Associate
	Telephone:	(212) 261-3996
	Email:	[Omitted]

Goldman Sachs Lending Partners LLC	Goldman Sachs & Co. 200 West Street New York, NY 10282
	Attention:	Katrina Niehaus, Vice President
	Telephone:	(212) 357-8161
	Telecopy:	(212) 256-5491
	E-mail:	[Omitted]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex 2-1

And: GS Bank USA 6011 Connection Dr. Irving, TX 75039
	Attention:	Henry Nguyen, Vice President
	Telephone:	(972) 368-2324
	Telecopy:	(646) 769-5285
	E-mail:	[Omitted]

ING Capital LLC	ING Capital LLC 1325 Avenue of the Americas New York, NY 10019
	Attention:	Mark Parrish
	Telephone:	(646) 424-6462
	Telecopy:	(646) 424-6440
	E-mail:	[Omitted]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex 2-2

ANNEX 3

To Loan Agreement

LENDER COMMITMENTS

Lender	Commitment		Percent
CIT Bank	$	[***]	[***]	%
Crédit Agricole Corporate and Investment Bank	$	[***]	[***]	%
Goldman Sachs Lending Partners LLC	$	[***]	[***]	%
ING Capital LLC	$	[***]	[***]	%

Total		$125,000,000	100.00%

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Annex 3-1